AMENDED AND RESTATED BYLAWS OF



                         PATRIOT PREFERRED DIVIDEND FUND




                               Dated: June 8, 1993

     As Amended: December 19, 1994 (Section 4.6.; Section 4.6A.)

     As Amended: November 19, 1996 (Section 2.6.)

     As Amended: March 8, 2005 (Article IV, Sections 6.2, 6.3 and 6.9)



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                                TABLE OF CONTENTS

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                                                                                                    Page

ARTICLE I                  Meetings of Shareholders....................................................1
         Section 1.1       Meetings....................................................................1
         Section 1.2       Annual Meetings.............................................................1
         Section 1.3       Special Meetings............................................................1
         Section 1.4       Notice of Meetings..........................................................3
         Section 1.5       Presiding Officer; Secretary................................................4
         Section 1.6       Voting......................................................................4
         Section 1.7       Proxies.....................................................................4
         Section 1.8       Nominations and Proposals by Shareholders...................................5
         Section 1.9       Abstentions and Broker Non-Votes............................................7
         Section 1.10      Inspectors..................................................................7
         Section 1.11      Inspection of Records.......................................................7
         Section 1.12      Quorum......................................................................8
         Section 1.13      Action at Meeting...........................................................8
         Section 1.14      Action without Meeting......................................................8

ARTICLE II                 Trustees and Trustees' Meetings.............................................8
         Section 2.1       Number of Trustees..........................................................8
         Section 2.2       Election of Trustees........................................................8
         Section 2.3       Meetings....................................................................9
         Section 2.4       Quorum; Voting..............................................................9
         Section 2.5       Organization................................................................9
         Section 2.6       Consent of Trustees in Lieu of a Meeting....................................9

ARTICLE III                Committees.................................................................10
         Section 3.1       Executive Committee........................................................10
         Section 3.2       Other Committees...........................................................10
         Section 3.3       General....................................................................10

ARTICLE IV                 Officers, Agents and Employees.............................................11
         Section 4.1       General Provisions.........................................................11
         Section 4.2       Election, Term of Office and Qualifications................................11
         Section 4.3       Removal....................................................................11
         Section 4.4       Powers and Duties of the Chairman..........................................11
         Section 4.5       Powers and Duties of the Vice Chairman.....................................11
         Section 4.6       Powers and Duties of the President.........................................11
         Section 4.7       Powers and Duties of Vice Presidents.......................................12
         Section 4.8       Powers and Duties of the Treasurer.........................................12
         Section 4.9       Powers and Duties of the Secretary.........................................12
         Section 4.10      Powers and Duties of Assistant Treasurers..................................12
         Section 4.11      Powers and Duties of Assistant Secretaries.................................12

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
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                                                                                                    Page

         Section 4.12      Compensation of Officers and Trustees and Members of the Advisory Board....12

ARTICLE V                  Shares of Beneficial Interest..............................................13
         Section 5.1       Share Certificates.........................................................13
         Section 5.2       Transfers of Pledged Shares................................................13
         Section 5.3       Regulations................................................................13
         Section 5.4       Lost, Destroyed or Mutilated Certificates..................................13

ARTICLE VI                 Terms of Preferred Shares..................................................14
         Section 6.1       Designation................................................................14
         Section 6.2       Definitions................................................................14
         Section 6.3       Eligible Assets, and 1940 Act Asset Coverage...............................28
         Section 6.4       Dividends..................................................................33
         Section 6.5       Liquidation Rights.........................................................43
         Section 6.6       Redemption.................................................................44
         Section 6.7       Voting Rights..............................................................49
         Section 6.8       Other Restrictions.........................................................53
         Section 6.9       Auction Procedures.........................................................54

ARTICLE VII                Terms of Common Shares.....................................................65
         Section 7.1       Designation................................................................65
         Section 7.2       Common Shares..............................................................65

ARTICLE VIII               Net Asset Value............................................................66

ARTICLE IX                 Seal.......................................................................67

ARTICLE X                  Fiscal Year................................................................67

ARTICLE XI                 Custodian..................................................................67

ARTICLE XII                Execution of Instruments...................................................67

ARTICLE XIII               Independent Public Accountants.............................................68

ARTICLE XIV                Amendments.................................................................68

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                         PATRIOT PREFERRED DIVIDEND FUND

     The undersigned do hereby adopt these Amended and Restated By-Laws (the "By-Laws") of the Patriot Preferred Dividend Fund (the "Fund") pursuant to the authority granted by Section 4.2 of the Declaration of Trust (the "Declaration") made the 22nd day of March, 1993, as amended, and filed in the Office of the Secretary of The Commonwealth of Massachusetts. Capitalized terms used but not defined in these By-Laws have the meanings ascribed to them in the Declaration.

                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1 Meetings. Meetings of the Shareholders of the Fund shall be held whenever called by the Trustees, provided for by the Declaration or required by the 1940 Act. Notice of Shareholders' meetings shall be given, as provided in the Declaration.

     Section 1.2 Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

     Section 1.3 Special Meetings.

          (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection (c) of this Section 1.3, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

          (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the date on which the Record Date Request Notice is received by the Secretary.

          (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than the percentage of outstanding shares specified in the Declaration (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

          (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 1.3, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

          (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety
     (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the

     Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

          (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

          (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least the Special Meeting Percentage of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     Section 1.4 Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic means to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     Section 1.5 Presiding Officer; Secretary. The Chairman of the Board of Trustees of the Fund shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the Chairman, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided by the Trustees, the Secretary of the Fund shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

     Section 1.6 Voting. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares registered in his name on the Share register of the Fund on the record date of the meeting and which are outstanding at the time such vote is taken. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which are binding upon the Trustees. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided in the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

     Section 1.7 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

     Section 1.8 Nominations and Proposals by Shareholders.

          (a) Annual Meetings of Shareholders. Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 1.8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
     Section 1.8 (a). For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 1.8(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. Notwithstanding anything in the immediately preceding sentence of this Section 1.8(a) to the contrary, a Shareholder's notice with respect to the annual meeting of Shareholders to be held in 2003 only shall be timely if it is delivered to the Secretary at the principal executive office of the Trust by a date which is the later of either January 30, 2003 or the date which would otherwise be determined in accordance with the provisions of the preceding sentence of this Section 1.8(a). In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner. Notwithstanding anything in this Section 1.8(a) to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this
     Section 1.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or
     (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 1.8(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.8(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this Section 1.8(b) shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

          (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 1.8 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.8 and, if any proposed nomination or other business is not in compliance with this Section 1.8, to declare that such nomination or proposal shall be disregarded. For purposes of this Section 1.8, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or
     (ii) in a document publicly filed by the Trust with the Commission.

          (d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 1.8, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8. Nothing in this Section 1.8 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

     Section 1.9 Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal. For avoidance of any doubt, Broker Non-Votes shall not include preferred shares which the broker is permitted to proportionately vote in accordance with applicable law or rules of a national securities exchange. Except as otherwise provided by law, Broker Non-Votes will be treated as present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to such proposal, but will not be counted as a vote cast on such proposal.

     Section 1.10 Inspectors. At any meeting of Shareholders, the chairman of the meeting may appoint one or more inspectors of election or balloting to supervise the voting at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more inspectors for such purpose. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election or balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

     Section 1.11 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 1.12 Quorum. Except as otherwise provided by law, the Trust's Declaration of Trust or these By-laws, the holders of a majority of the Shares issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Trustees in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

     Section 1.13 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of Trustees to be voted upon by the Shareholders at such meeting shall be decided by the vote of the holders of Shares having a majority of the votes cast by the holders of all of the Shares present or represented and voting on such matter (or if there are two or more classes of shares entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the shares of that class present or represented and voting on such matter), except when a different vote is required by law, the Trust's Declaration of Trust or these By-laws. When a quorum is present at any meeting, any election by Shareholders of Trustees shall be determined by a plurality of the votes cast by the Shareholders entitled to vote on the election.

     Section 1.14 Action without Meeting. For as long as there are under one hundred fifty (150) shareholders, any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE II

                         Trustees and Trustees' Meetings

     Section 2.1 Number of Trustees. There shall initially be two Trustees, and the number of Trustees shall thereafter be such number as shall be fixed from time to time by a majority of the Trustees. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4.1(d) of the Declaration.

     Section 2.2 Election of Trustees. The Board of Trustees shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of Trustees then constituting the whole Board of Trustees. The term of office of those Trustees elected to the first class shall expire at the first annual meeting of Shareholders or special meeting of Shareholders in lieu thereof following the initial public offering of Shares. The term of office of the Trustees elected to the second class shall expire at the second annual meeting of Shareholders or special meeting of Shareholders in lieu thereof. The term of office of the Trustees elected to the third class shall expire at the third annual meeting of Shareholders or special meeting of Shareholders in lieu thereof. At each succeeding annual election or special meeting in lieu thereof, the Trustees elected to succeed those whose terms expire shall be elected for a full term of three years.

     Section 2.3 Meetings. Trustees' meetings may be held at any place, within or without Massachusetts, as the Trustees may from time to time determine or as shall be specified in the notice of any such meeting. Regular meetings of the Trustees may be held at such times as may be determined by the Trustees. Special meetings of the Trustees may be held at any time when called by the President of the Fund or two or more Trustees, upon notice delivered to each Trustee, either personally or by telephone or any standard form of telecommunications, at least 24 hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held. Notice of any special meeting of the Trustees need not be given to any Trustee who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by the Declaration, these By-Laws, or by law, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

     Section 2.4 Quorum; Voting. A majority of the Trustees shall be present at any meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Declaration, these By-Laws, the 1940 Act, or other applicable statute, the act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees; provided, however, that the approval of any contract with an investment adviser or principal underwriter (as defined in the 1940 Act) which the Fund enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the 1940 Act, and the selection of the Fund's independent public accountants shall require the affirmative vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund or, in the case of such contract, any party to such contract. In the absence of a quorum at any meeting of the Trustees, a majority of the Trustees present thereat may adjourn the meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Trustees who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which adjournment was taken, to the other Trustees. At any adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called.

     Section 2.5 Organization. The President shall act as chairman of and preside at each meeting of the Trustees. In the absence or inability of the President to preside at a meeting, a majority of the Trustees present may designate another Trustee who shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.6 Consent of Trustees in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Trustees or by any committee thereof may be taken without a meeting if a majority of the Trustees or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of the Trustees or committee.

                                   ARTICLE III

                                   Committees

     Section 3.1 Executive Committee. The Trustees may, by resolution adopted by a majority of the Trustees, designate an Executive Committee of the Board of Trustees consisting of two or more Trustees, which committee shall have and may exercise all the powers and authority of the Trustees with respect to all matters other than:

          (i)  the   submission  to   Shareholders   of  any  action   requiring
     authorization of Shareholders pursuant to the Declaration;

          (ii) the filing of vacancies in the office of Trustees;

          (iii) the fixing of compensation of the Trustees for serving as Trustees or on any committee of the Trustees, including the Executive Committee;

          (iv) the approval or termination of any contract with an investment adviser or principal underwriter (as defined in the 1940 Act) or the taking of any other action required by the 1940 Act to be taken by the Trustees;

          (v) the amendment or repeal of the Declaration of these By-Laws or the adoption of new By-Laws;

          (vi) the amendment or repeal of any resolution of the Trustees which by its terms may be amended or repealed only by the Trustees; and (vii) the issuance of Shares or other securities of the Fund.

     The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Trustees. All such proceedings shall be subject to revision or alteration by the Trustees; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     Section 3.2 Other Committees. The Trustees may from time to time, by resolution adopted by a majority of the Trustees, designate one or more other committees of the Trustees, each such committee to consist of one or more Trustees and to have such powers and duties as the Trustees may, by resolution, prescribe.

     Section 3.3 General. A majority of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee; any member of any committee shall be deemed to be present in person if such member participates in the meeting by conference telephone call or other communication facility. The Trustees may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Trustees shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. The Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.

                                   ARTICLE IV

                         Officers, Agents and Employees


     Section 4.1 General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 4.2 Election, Term of Office and Qualifications. The officers of the Trust and any Series thereof shall be elected by the Trustees. Except as provided in Sections 4.3 and 4.4 of this Article IV, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

     Section 4.3 Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

     Section 4.4 Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary.

     Section 4.5 Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

     Section 4.6 Powers and Duties of the President. The President shall be the chief executive officer of the Trust and shall preside at all meetings of the Trustees and Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

     Section 4.7 Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 4.8 Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.9 Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.10 Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.11 Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.12 Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE V

                          Shares of Beneficial Interest

     Section 5.1 Share Certificates. The Trustees may issue Shares either in certificated or uncertificated form, and if they have issued Shares in certificated form, they may, be written notice to the holders of such Shares, require the surrender of their certificates to the Fund for cancellation, which surrender and cancellation shall not affect the ownership of such Shares. For any Shares issued without certificates, the Fund or its transfer agent may either issue receipts therefor or may keep accounts upon the books of the Fund for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration. For any Shares for which the Trustees shall issue certificates, each holder of such Shares shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. The certificates representing Shares shall be signed by the Chairman, President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Fund. Any or all of the signatures or the seal of the Fund on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Fund with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     Section 5.2 Transfers of Pledged Shares. Unless otherwise provided herein, a pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes in debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

     Section 5.3 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Fund. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

     Section 5.4 Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing Shares of the Fund shall immediately notify the Fund of any loss, destruction or mutilation of such certificate, and the Fund may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representative to give to the Fund a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Fund against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate.

                                   ARTICLE VI

                            Terms of Preferred Shares

     Section 6.1 Designation. A class of Auction Rate Preferred Shares of beneficial interest, without par value, liquidation preference $100,000 per Preferred Share plus accumulated but unpaid dividends (including Additional Dividends), if any, thereon (whether or not earned or declared), is hereby designated "Preferred Shares." No fractional Preferred Shares shall be issued.

     Section 6.2 Definitions.

     Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

          (a) "Accountants' Certificate" has the meaning specified in Section 6.3(c) below.

          (b) "Additional Dividends" has the meaning specified in Section 6.4(e)(i) below.

          (c) "Applicable Rate" has the meaning specified in Section 6.4(c)(i) below.

          (d) "Annual Valuation Date" means the last Business Day of each fiscal year of the Fund.

          (e) "Auction" means each periodic operation of the Auction Procedures.

          (f) "Auction Date" has the meaning specified in Section 6.9(a)(iii) below.

          (g) "Auction Agency Agreement" means the agreement, dated as of July 29, 1993, between the Fund and the Auction Agent providing for the conduct of the Auction.

          (h) "Auction Agent" means IBJ Schroder Bank & Trust Company unless and until another bank or trust company has been appointed as Auction Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

          (i) "Auction Procedures" means the procedures set forth in Section 6.9 below.

          (j) "Board of Trustees" means the Board of Trustees of the Fund.

          (k) "Business Day" means a day on which the New York Stock Exchange, Inc. is open for regular trading and which is not a day on which commercial banks in The City of New York are required or authorized by law to close.

          (l) "Certificate of Eligible Asset Coverage" has the meaning specified in Section 6.3(b)(i) below.

          (m) "Certificate of 1940 Act Asset Coverage" has the meaning specified in Section 6.3(b)(i) below.

          (n) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations in effect thereunder and applicable to the Preferred Shares or the use of proceeds thereof, and also includes all applicable amendments or successor provisions unless the context requires otherwise.

          (o) "Commercial Paper Dealers" means Oppenheimer & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates or successors, provided that such entity is then a commercial paper dealer.

          (p) "Common Shares Paying Agent" means State Street Bank and Trust Company unless and until another bank or trust company has been appointed as Common Shares Paying Agent by a resolution of the Board of Trustees, and thereafter such substitute bank or trust company.

          (q) "Coverage value" of each Eligible Asset and each Dividend Coverage Asset is computed as follows:

               (i) cash shall be valued at 100% of the face value thereof;

               (ii) each demand deposit and each repurchase obligation maturing in no more than one Business Day from the date of determination shall be valued at 100% of the face value thereof plus accrued interest thereon, if any, to the date of determination;

               (iii) each Short-Term Money Market Instrument (other than a demand deposit or repurchase obligation referred to in subclause (ii) above) shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor; and

               (iv) each common stock, preferred stock, U.S. Treasury Security, corporate bond and any other security in which the Fund may invest shall be valued at the amount obtained by dividing the Market Value thereof by the applicable Discount Factor.

     Notwithstanding the foregoing, the Coverage Value of an Eligible Asset that is either prepayable or callable, may not exceed the lessor of (i) the Market Value thereof divided by the applicable Discount Factor thereof, (ii) par, during any period the Eligible Asset is prepayable and (iii) the call price, during any period the Eligible Asset is callable. Eligible Assets which serve as margin with respect to futures contracts entered into by the Fund or which are being held with the Fund's custodian in connection with the short sale of the securities held in such segregated account will be given no value for purposes of determining whether the Dividend Coverage and Eligible Asset Coverage are met except as permitted (and confirmed in writing) by the Rating Agency from time to time consistent with maintaining the Fund's then-current rating of the Preferred Shares.

     The calculation of Coverage Value may be made on bases other than those set forth above if the Rating Agency has advised the Fund in writing that the revised calculation of Coverage Value would not adversely affect its then-current rating of the Preferred Shares. If other assets become includible as Eligible Assets as provided in Section 6.3(a) below, the Coverage Values of such assets shall be determined in accordance with procedures established in consultation with the Rating Agency with a view to maintaining its then-current rating of the Preferred Shares.

          (r) "Current Additional Dividend Amount" shall mean, for purposes of clause (iv) of the definition of Eligible Asset Coverage, the product of A, B and C, where:

          A is equal to the aggregate amount of net undistributed capital gains realized by the Fund during the period commencing on the first day of the taxable year in which the date of determination occurs and ending on the last day (which day shall be subsequent to the first day of such taxable year) of the calendar month next preceding such date of determination less income which does not qualify for the Dividends Received Deduction for such period with respect to which Additional Dividends have been paid in accordance with Section 6.4 hereof;

          B is equal to the quotient of (A) the amount of distributions paid to holders of Preferred Shares to the date of determination as dividends during (and that are attributable to) the current fiscal year ("Current Preferred Share Dividends") and (B) the sum of (1) Current Preferred Share Dividends and (2) the amount of distributions paid to holders of the Common Shares to the date of determination as dividends during (and that are attributable to) the current fiscal year; and

          C is equal to X(1+X), where X is a fraction the numerator of which is the product of (I) one minus the percentage of dividends received by corporations that is not eligible for the dividends received deduction in accordance with Section 253(a) of the Code and (II) the highest federal capital gain rate applicable to corporations and the denominator of which is one minus the highest federal capital gains rate applicable to corporations.

          (s) "Date of Original Issue" means the date on which the Fund originally issues the Preferred Shares.

          (t) "Discount Factor" means, with respect to an Eligible Asset specified below, the following applicable number:

Type of Eligible Asset                                           Discount Factor
----------------------                                           ---------------

Cash, Short-Term Money Market Instruments and Commercial Paper:

         Cash and Short-Term Money Market Instruments
              which mature within the
              Exposure Period ...........................................1.0

         Repurchase Obligations with a remaining
              term less than or equal to 30 days with a
              counter-party rated at least A2 ...........................1.00

         Short-Term Money Market Instruments with a
              remaining term to maturity on or after
              the Exposure Period .......................................1.15

Common stocks:

         Issued by utilities ............................................1.64
         Issued by financial companies ..................................2.21
         Issued by industrial companies .................................2.48
         Issued by transportation companies .............................3.08

Preferred stocks:

   Moody's
---------------------- ----------------------------- -------------------------
                          Taxable Preferred Stock
---------------------- ----------------------------- -------------------------
Moody's Rating                Discount Factor           Collateral Advanced
---------------------- ----------------------------- -------------------------
Aaa                                150%                         67%
---------------------- ----------------------------- -------------------------
Aa                                 155%                         65%
---------------------- ----------------------------- -------------------------
A                                  160%                         63%
---------------------- ----------------------------- -------------------------
Baa                                165%                         61%
---------------------- ----------------------------- -------------------------
Ba                                 196%                         51%
---------------------- ----------------------------- -------------------------
B                                  216%                         46%
---------------------- ----------------------------- -------------------------
Below B and Unrated                250%                         40%
---------------------- ----------------------------- -------------------------

The Discount Factor for Dividends Received Deduction ("DRD") eligible preferred stock shall be (a) for investment grade DRD eligible preferred stock, 165%; (B) for non-investment grade DRD eligible preferred stock, 216%.

The Discount Factor for preferred securities shall also apply to non-cumulative preferred stocks, except that the Discount Factor shall be multiplied by a factor of 110% for purposes of calculating the Discount Value of such non-cumulative securities.

The Discount Factor applied to Rule 144A securities for Rule 144A securities whose terms include rights to registration under the Securities Act within one year and Rule 144A securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Discount Factor which would apply were the securities registered under the Securities Act.


U.S. Treasury Securities:

         U.S. Treasury Securities with remaining terms to maturity of:

              1 year or less..............................................1.07
              2 years or less (but longer than 1 year)....................1.13
              3 years or less (but longer than 2 years)...................1.18
              4 years or less (but longer than 3 years)...................1.23
              5 years or less (but longer than 4 years)...................1.28
              7 years or less (but longer than 5 years)...................1.35
              10 years or less (but longer than 7 years)..................1.41
              15 years or less (but longer than 10 years).................1.46
              20 years or less (but longer than 15 years).................1.54
              30 years or less (but longer than 20 years).................1.54

         U.S. Treasury Strips with remaining terms to maturity of:

              1 year or less..............................................1.07
              2 years or less (but longer than 1 year)....................1.14
              3 years or less (but longer than 2 years)...................1.20
              4 years or less (but longer than 3 years)...................1.27
              5 years or less (but longer than 4 years)...................1.33
              7 years or less (but longer than 5 years)...................1.45
              10 years or less (but longer than 7 years)..................1.59
              15 years or less (but longer than 10 years).................1.84
              20 years or less (but longer than 15 years).................2.11
              30 years or less (but longer than 20 years).................2.36

         Corporate and utility bonds:

              Corporate and utility bonds rated Aaa with
                  remaining terms to maturity of:

              1 year or less..............................................1.12
              2 years or less (but longer than 1 year)....................1.18
              3 years or less (but longer than 2 years)...................1.23
              4 years or less (but longer than 3 years)...................1.29
              5 years or less (but longer than 4 years)...................1.34
              7 years or less (but longer than 5 years)...................1.42

              10 years or less (but longer than 7 years)..................1.48
              15 years or less (but longer than 10 years).................1.53
              20 years or less (but longer than 15 years).................1.61
              30 years or less (but longer than 20 years).................1.62

              Corporate and utility bonds rated Aa with
                  remaining terms to maturity of:

              1 year or less..............................................1.18
              2 years or less (but longer than 1 year)....................1.24
              3 years or less (but longer than 2 years)...................1.29
              4 years or less (but longer than 3 years)...................1.35
              5 years or less (but longer than 4 years)...................1.41
              7 years or less (but longer than 5 years)...................1.49
              10 years or less (but longer than 7 years)..................1.56
              15 years or less (but longer than 10 years).................1.61
              20 years or less (but longer than 15 years).................1.69
              30 years or less (but longer than 20 years).................1.70

              Corporate and utility bonds rated A with
                  remaining terms to maturity of:

              1 year or less..............................................1.23
              2 years or less (but longer than 1 year)....................1.30
              3 years or less (but longer than 2 years)...................1.35
              4 years or less (but longer than 3 years)...................1.41
              5 years or less (but longer than 4 years)...................1.47
              7 years or less (but longer than 5 years)...................1.55
              10 years or less (but longer than 7 years)..................1.63
              15 years or less (but longer than 10 years).................1.68
              20 years or less (but longer than 15 years).................1.77
              30 years or less (but longer than 20 years).................1.78

              Corporate and utility bonds rated Baa with
                  remaining terms to maturity of:

              1 year or less..............................................1.28
              2 years or less (but longer than 1 year)....................1.35
              3 years or less (but longer than 2 years)...................1.41
              4 years or less (but longer than 3 years)...................1.48
              5 years or less (but longer than 4 years)...................1.54
              7 years or less (but longer than 5 years)...................1.62
              10 years or less (but longer than 7 years)..................1.70
              15 years or less (but longer than 10 years).................1.75
              20 years or less (but longer than 15 years).................1.84
              30 years or less (but longer than 20 years).................1.85

     By resolution of the Board of Trustees and without amending the By-Laws of the Fund or otherwise submitting such resolution for Shareholder approval, (i) Discount Factors may be changed from those set forth above and (ii) additional Discount Factors may be established for other Eligible Assets if, in each case, the Rating Agency has advised the Fund in writing that such change or addition would not adversely affect its then-current rating of the Preferred Shares, provided that the Fund shall cause to be made available a written statement setting forth the Discount Factors, as changed or as supplemented, for inspection by the Holders at the principal executive office of the Fund.

          (u) "Dividend Coverage Amount" for the Preferred Shares as of any date of determination, means that number which is the product of:

               (i) $100,000,

               (ii) the Applicable Rate in effect on the Preferred Shares,

               (iii) a fraction, the numerator of which is the number of days in the Dividend Period ending on the next following Dividend Payment Date for the Preferred Shares (determined by including the first day thereof through the last day thereof) and the denominator of which is 360, and

               (iv) the number of Outstanding Preferred Shares for which the next following Dividend Payment Date occurs within 30 days.

          (v) "Dividend Coverage Assets," for the Preferred Shares as of any date of determination, means (i) cash (including, for this purpose, receivables for securities sold and dividends and interest receivable on Eligible Assets, in each case receivable not later than noon on the Business Day immediately preceding the next Dividend Payment Date), (ii) Short-Term Money Market Instruments and U.S. Treasury Securities which are Eligible Assets with maturity dates or tender dates not later than noon on the Business Day immediately preceding the applicable Dividend Payment Date and (iii) to the extent authorized and or ratified by the Board of Trustees, any other liquid assets held by the Fund.

          (w) "Dividend Coverage Evaluation Date" means (i) the Date of Original Issue, and (ii) each thirtieth day preceding a Dividend Payment Date for the Preferred Shares (or, if such day is not a Business Day, the first Business Day preceding such thirtieth day).

          (x) "Dividend Coverage is met" means, as of any date of determination, that (i) the aggregate Coverage Value of the Dividend Coverage Assets for the outstanding Preferred Shares of the Fund as of such date of determination equals or exceeds (ii) the sum of (A) the Dividend Coverage Amount for the Preferred Shares and (B) the amount of all liabilities (including, without limitation, declared and unpaid dividends (and Additional Dividends, if any), interest expense and operating expenses payable, amounts payable to the Auction Agent, the Preferred Shares Paying Agent and the Common Shares Paying Agent and obligations under any repurchase agreement) that would appear on the date of determination on the face of the Fund's statement of assets and liabilities and are payable on or prior to any Dividend Payment Date for the Preferred Shares occurring within thirty days.

          (y) "Dividend Payment Date" has the meaning specified in Section 6.4(b)(i) below and shall include each date an Additional Dividend is paid.

          (z) "Dividend Period" with respect to the Preferred Shares, shall mean the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for such shares and any period thereafter from and including a Dividend Payment Date for such shares to but excluding the next succeeding Dividend Payment Date for such shares (not including Dividend Payment Dates for Additional Dividends unless such date would otherwise be a Dividend Payment Date without the payment of any Additional Dividend).

          (aa)  "Dividends  Received  Deduction"  has the meaning  specified  in
     Section 6.4(b)(i) below.

          (bb) "Eligible Assets" has the meaning specified in Section 6.3(a).

          (cc) "Eligible Asset Coverage," as of any date of determination, means the sum of (i) an amount equal to the product of (A) the sum of (1) $100,000 and (2) any applicable redemption premium and (B) the number of Preferred Shares then outstanding (including as outstanding for purposes of this definition only, Preferred Shares which have been called for redemption but not yet redeemed, whether or not the redemption price therefore has been irrevocably deposited for such purpose), (ii) accumulated and unpaid dividends (whether or not earned or declared) on the Preferred Shares to the Eligible Asset Coverage Date, (iii) the Projected Dividend Amount for the Preferred Shares, (iv) an amount equal to the Current Additional Dividend Amount and (v) any other liability, including obligations under futures and options contracts, not included in (i) through (iv); provided, however, that Eligible Asset Coverage shall be reduced by an amount equal to (x) the face value of Eligible Assets which are issued or fully guaranteed by the U.S. Government or which are rated P-1, VMGI-1 or VGI-1 and (y) the quotient of the face amount of any other Eligible Asset and the Discount Factor applicable to such Eligible Asset, in each case which Eligible Assets are irrevocably deposited for payment of the redemption price of any Preferred Shares or dividends included in (i),
     (ii), (iii) or (iv) above and have a maturity date prior to such payment date.

          (dd) "Eligible Asset Coverage requirement is met" means, as of any date of determination, that the aggregate Coverage Value of the Eligible Assets owned by the Fund as of the date of determination equals or exceeds the Eligible Asset Coverage for the Eligible Assets.

          (ee) "Eligible Asset Cure Date" means the fifth Business Day following an Eligible Asset Evaluation Date as to which the Eligible Asset Coverage requirement is not met.

          (ff) "Eligible Asset Evaluation Date" means (i) the Date of Original Issue, (ii) each succeeding 7th day following the Date of Original Issue

     (or, if such day is not a Business Day, the first Business Day following such 7th day) (iii) the Business Day preceding the day on which an Additional Dividend is declared and (iv) such additional dates as may be determined from time to time by the Fund.

          (gg) "Exposure Period" on a given Eligible Asset Evaluation Date means the period commencing on such date and ending 56 days thereafter, as such exposure period may be modified by resolution of the Board of Trustees and without amending the By-Laws of the Fund; provided, however, that the Fund shall have received confirmation in writing from the Rating Agency that any such modification shall not adversely affect such Rating Agency's then-current rating of the Preferred Shares.

          (hh) "Holder" means an individual or entity in whose name an outstanding Share of the Preferred Shares is registered on the Share Books.

          (ii)   "Independent   Accountants"   means  a  nationally   recognized
     accounting firm that is, with respect to the Fund, an independent certified public accountant under the Securities Act of 1933, as amended.

          (jj)  "Initial  Dividend  Payment  Date" has the meaning  specified in
     Section 6.4(b)(i) below.

          (kk) "Initial Rate Period" has the meaning specified in Section 6.4(c)(i) below.

          (ll)  "Interest  Equivalent"  means a yield  on a  360-day  basis of a
     discount   security   which  is  equal  to  the  yield  on  an   equivalent
     interest-bearing security.

          (mm) "Market Value" means the price determined by a pricing service acceptable to the Rating Agency and which (i) with respect to an investment which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, the last bid price reported on the day of valuation or, if not a Business Day, the last bid price reported as of the close of business on the preceding Business Day, (ii) with respect to an investment which is not listed on an exchange or quoted on the NASDAQ System, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted (at least one of such quotes being in writing) to the Fund by two or more members of the National Association of Securities Dealers, Inc. making a market in such investment at the time. By resolution of the Board of Trustees and without amending the By-Laws of the Fund, the calculation of Market Values may be made on bases other than those set forth above if the Rating Agency has advised the Fund in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the Preferred Shares, provided that the Fund shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Fund.

          (nn) "Maximum Applicable Rate" has the meaning specified in Section 6.9(a)(xi) below.

          (oo) "Minimum Holding Period" has the meaning specified in Section 6.4(b)(i) below.

          (pp) "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          (qq) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

          (rr) "Net After-Tax Return" means, with respect to any dividend paid on the Preferred Shares, the amount of such dividend less the federal corporate income tax to which such dividend would be subject, giving effect to the actual or assumed (as the case may be) amount of such dividend effectively designated under Section 854 of the Code, as eligible for the Dividends Received Deduction. For this purpose, in the case of any dividend
     (i) the applicable income tax rate shall be assumed to be the highest marginal federal income tax rate applicable to corporations under the law in effect at the time of the payment of such dividend if received by a U.S. domestic corporation reporting taxable income based on a calendar year, disregarding any alternative minimum tax and any other tax other than the U.S. federal corporate income tax and (ii) assuming the full amount of such dividend were effectively designated under Section 854 of the Code (or any successor provision) as eligible for Dividends Received Deduction, the holder receiving such dividend shall be assumed to be entitled to the Dividends Received Deduction with respect to such dividend in an amount equal to the maximum amount provided in Section 243(a)(1) of the Code (or any successor provision) as in effect at the time of payment of such dividend.

          (ss) "Net Capital Gain" means the excess of the Fund's net long-term capital gain over its net short-term capital loss.

          (tt) "Net Income" means all dividends, interest and other income earned and net short-term capital gain in excess of net long-term capital loss realized by the Fund on its portfolio holdings, net of the Fund's expenses.

          (uu) "NRSRO" means any nationally recognized statistical rating organization.

          (vv) "1940 Act" means the Investment Company Act of 1940, as amended.

          (ww) "1940 Act Asset Coverage is met" means, as of any date of determination, that asset coverage, as defined in Section 18(h) of the 1940 Act, is at least 200% with respect to senior securities of the Fund which are equity securities, including the Preferred Shares, or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock.

          (xx) "1940 Act Cure Date" means the 1940 Act Evaluation Date next following a 1940 Act Evaluation Date with respect to which the 1940 Act Asset Coverage is not met.

          (yy) "1940 Act Evaluation Date" means the Business Day immediately preceding each dividend declaration date for the Common Shares or the last Business Day of each calendar month.

          (zz) "Non-Payment Period" has the meaning specified in Section 6.4(c)(ii) below.

          (aaa) "Non-Payment Period Rate" has the meaning specified in Section 6.4(c)(ii) below.

          (bbb)  "Normal  Dividend  Payment  Date" has the meaning  specified in
     Section 6.4(b)(i) below.

          (ccc) "Notice of Redemption" has the meaning specified in Section 6.6(c)(ii) below.

          (ddd) "Preferred Shares Paying Agent" means IBJ Schroder Bank & Trust Company unless and until another bank or trust company has been appointed as Preferred Shares Paying Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

          (eee) "Projected Dividend Amount" for the Preferred Shares as of any Eligible Asset Evaluation Date, means the amount of dividends, based on the number of Preferred Shares outstanding on such Eligible Asset Evaluation Date, projected to accumulate on such Preferred Shares from such Eligible Asset Evaluation Date until the 56th day, as specified below, after such Eligible Asset Evaluation Date at the following rates:

               (i) for the period beginning on the Eligible Asset Evaluation Date and ending on the first following Dividend Payment Date or the 56th day following the Eligible Asset Evaluation Date, whichever is sooner, the Applicable Rate in effect as of such Eligible Asset Evaluation Date; and

               (ii) for the period beginning on such first following Dividend Payment Date and ending on the 56th day following such Eligible Asset Evaluation Date, if any, the product of (A) 130% of the 60-day "AA" Composite Commercial Paper Rate on the last occurring Auction Date and
          (B) 2.26.

The number of days in each of the periods referred to in clauses (i) and (ii) of this Section 6.2(ddd) shall be determined by including the first day and excluding the last day of each such period. If the date of determination is not an Eligible Asset Evaluation Date, then the Projected Dividend Amount for the Preferred Shares as of such date of determination shall equal the Projected Dividend Amount on the immediately preceding Eligible Asset Evaluation Date, adjusted to reflect the decrease, if any, in the number of Preferred Shares outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Rating Agency has advised the Fund in writing that the revised calculation of the Projected Dividend Amount would not adversely affect its then-current rating of the Preferred Shares.

          (fff) "Rate Period" shall mean the Initial Rate Period for the Preferred Shares and any Subsequent Rate Period, including any Special Rate Period, for the Preferred Shares.

          (ggg) "Rate Period Days" for any Rate Period consisting of less than four Dividend Periods shall mean the number of days (without giving effect to Section 6.4(b)(i)(A) and (B) and excluding all but the first two sentences of the proviso of Section 6.4(b)(i)(B) in such Rate Period.

          (hhh) "Rating Agency," on any date of determination, means (i) Moody's if Moody's is then rating the Preferred Shares, or (ii) if Moody's is then not rating the Preferred Shares, any NRSRO rating the Preferred Shares at the request of the Fund. In the event that Moody's is not rating the Preferred Shares, any reference to a rating by Moody's in this Article VI shall be deemed to be a reference to the equivalent rating by such substitute NRSRO.

          (iii) "Right" has the meaning specified in Section 6.6(c)(iii) below.

          (jjj) "Securities Depository" has the meaning specified in Section 6.9(a)(xvii) below.

          (kkk) "Share Books" means the Share transfer books of the Fund maintained by the Preferred Shares Paying Agent with respect to the Preferred Shares.

          (lll) "Short-Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining terms to maturity thereof are not in excess of 90 days (except in the case of commercial paper which may have remaining terms to maturity of up to 180 days and certificates of deposit which may have remaining terms to maturity of up to one year):

               (i) commercial paper that is rated on the applicable evaluation date P-1 by Moody's and is issued by an issuer (or guaranteed or supported by a person or entity other than the issuer) whose long-term unsecured debt obligations are rated at least Aa3 by Moody's;

               (ii) demand or time deposits in, or  certificates  of deposit of,
          (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the commercial paper, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company on the applicable evaluation date, have (1) credit ratings from Moody's of at least P-1 in the case of commercial paper or certificates of deposit, and (2) credit ratings from Moody's of at least Aa3 in the case of long-term unsecured debt obligations or certificates of deposit; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's shall be at least A2; and provided, further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the commercial paper or certificates of deposit, if any, of such depository institution or trust company is not rated below P-1 by Moody's and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and

               (iii) eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper, certificates of deposit and long-term unsecured debt obligations specified in clause (ii) above, provided that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

          (mmm) "60-day `AA' Composite Commercial Paper Rate," on any date, means (i) the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by Standard & Poor's or "Aa" by Moody's, or the equivalent of such rating by any other nationally recognized statistical rating organization, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or
     (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the 60-day rate on commercial-paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent (in the case of determination of the 60-day "AA" Composite Commercial Paper Rate on any Auction Date) or the Fund (in the case of determination of such rate on any other day) as of the close of business on the Business Day immediately preceding such date. If any of the Commercial Paper Dealers do not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer) and any Substitute Commercial Paper Dealer (or Dealers) selected by the Fund to provide such quotation not being supplied by any Commercial Paper Dealer or, if the Fund does not select any such Substitute Commercial Paper Dealer (or Dealers), by any remaining commercial paper dealers (or dealer); provided that, in the event the Fund is unable to cause such quotation to be furnished to the Auction Agent (or, if applicable, to the

     Fund) by such  sources,  the Fund  may  cause  the  60-day  "AA"  Composite
     Commercial Paper Rate to be furnished to the Auction Agent (or, if applicable, to the Fund) by such alternative source or sources as the Fund in good faith deems to be reliable. If the Board of Trustees shall adjust the number of Rate Period Days pursuant to Section 6.4(b)(i) or if the Fund designates a Special Rate Period pursuant to Section 6.4(d)(i) below, then
     (i) if the number of Rate Period Days after such adjustment shall be fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper, (ii) if the number of Rate Period Days after such adjustment shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest Equivalent of the 60-day and 90-day rates on such commercial paper, (iii) if the number of Rate Period Days shall be 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper, and
     (iv) if the number of Rate Period Days after such adjustment shall be 99 or more days, such rate shall be determined on the basis of the Interest Equivalent of such commercial paper with a maturity (or the average of the Interest Equivalents of the rates on two issues of commercial paper with an average maturity) as nearly as practicable equal to such number of Rate Period Days, as determined by the Fund in good faith; provided, however, that if such number of Rate Period Days shall exceed 359 days, then such rate shall be determined on the basis of the yield on the U.S. Treasury Security with a maturity (or the average of such yields in the case of two U.S. Treasury Securities with an average maturity) as nearly as practicable equal to such number of Rate Period Days, as determined by the Fund in good faith. For purposes of this Section 6.2(111), the "Interest Equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of 100 times the quotient (rounded to the next higher .001) of (A) the discount rate expressed in decimals divided by (B) the difference between (x) 1.00 and
     (y) a fraction the numerator of which shall be the product of the discount rate expressed in decimals times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (nnn) "Special Rate Period" means any Subsequent Dividend Rate Period commencing on the date designated by the Fund as set forth in Section 6.4(d)(i) and ending on the last day of the last Dividend Period thereof and which period shall have that number of consecutive Dividend Periods for such period as set forth below:

          Special Rate Period             Number of Dividend Periods
          -------------------             --------------------------
          91 day Rate Period                           1
          182 day Rate Period                          2
          273 day Rate Period                          3
          364 day Rate Period                          4
          2 Year Rate Period                           8

          (ooo) "Subsequent Rate Period" means the period from and including the Initial Dividend Payment Date to but excluding the next Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date; provided, however, that if any Subsequent Rate Period is also a Special Rate Period such term shall mean of such Special Rate Period.

          (ppp) "Substitute Commercial Paper Dealers" means Lehman Brothers and Salomon Brothers, Inc or, in lieu thereof, their respective affiliates or successors, provided that such entity is then a commercial paper dealer.

          (qqq) "U.S. Treasury Securities" means obligations issued by the United States of America which are not zero coupon securities (other than Treasury bills), except that, for purposes of determining Eligible Assets, such obligations must be direct obligations of the United States Government (not including zero coupon securities).

     All references in these By-Laws to securities ratings by Standard & Poor's or Moody's shall, unless otherwise indicated, include all securities within such rating categories (i.e. (+), (-) or without either modifier for Standard & Poor's or a numerical modifier for Moody's).

     Section 6.3 Eligible Assets, and 1940 Act Asset Coverage.

          (a) "Eligible Assets" means:

               (i) cash (including, for this purpose, receivables for securities sold to a party whose senior debt securities are rated at least Baa3 by the Rating Agency and payable within 5 days of the Eligible Asset Evaluation Date, interest receivable (but only to the extent that interest is not included in the calculation of Market Value on the Eligible Asset bearing such interest), and dividends receivable on Eligible Assets paid in U.S. dollars and payable by the end of Exposure Period commencing on and including the immediately preceding Eligible Asset Evaluation Date);

               (ii) Short-Term Money Market Instruments;

               (iii) preferred stocks (A) which either (1) are issued by issuers whose senior debt securities are rated at least Baa3 by Moody's (other than Yankee preferred stocks) or (2) are rated at least "Baa3" by Moody's or in the case of Yankee preferred stocks, "A" by Moody's (or in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which either (1) are issued by an issuer whose senior debt securities are rated at least BBB by Standard & Poor's (other than Yankee preferred stocks) or (2) are rated at least BBB by Standard & Poor's or A by Standard & Poor's in the case of Yankee preferred stocks), (B) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) securities listed on the New York Stock Exchange or the American Stock Exchange, (C) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of (1) $50,000,000 or (2) in the case of Yankee preferred stocks, $150,000,000, (D) which are currently paying cash dividends and have paid consistent cash dividends during the preceding three-year period (or, in the case of new issuers without a dividend history, are rated at least "A1" by Moody's or, if not rated by Moody's, are rated at least A by Standard & Poor's), (E) which (except for bank Yankee preferred stocks) pay cash dividends in U.S. dollars, (F) which are not convertible into any other class of stock and do not have warrants attached, and (G) in the case of auction rate preferred stocks, which have either been approved by Moody's or have been underwritten by a Moody's approved firm; provided, that for this purpose the aggregate Market Value of the Fund's holdings of (x) any issue of preferred stock which is not an auction rate preferred stock shall not be less than $500,000 nor more than $5,000,000 and (y) auction rate preferred stocks shall not be more than 10% of the Fund's aggregate collateral pool; provided further than preferred stocks issued by transportation companies shall not be considered Eligible Assets;

               (iv) common stocks (A) which are issued by issuers whose senior debt securities are rated at least Baa3 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least BBB by Standard & Poor's), (B) which are traded on the New York Stock Exchange or the American Stock Exchange, (C) which have a market capitalization greater than $500,000,000, (D) which are currently paying cash dividends and have paid consistent cash dividends during the preceding three-year period (or, in the case of new issuers without a dividend history, have a senior debt rating of at least A3 by Moody's or, if not rated by Moody's, are rated at least A by Standard & Poor's), and (E) which pay dividends in U.S. dollars; provided, that the Fund shall satisfy the diversification requirements set forth in Exhibit A hereto with respect to its investments in common stocks;

               (v) U.S. Treasury Securities; and

               (vi) bonds (A) which are not privately placed, (i) rated at least Baa3 by Moody's (or, in the event the bond is not rated by Moody's, the bond is rated at least BBB by Standard & Poor's) or (ii) in the case of Yankee bonds, rated at least A by Moody's (or in the event the bond is not rated by Moody's, the bond is rated at least A by Standard & Poor's), such ratings confirmed on each Eligible Asset Evaluation Date, (B) which have a minimum issue size (or, in the case of medium-term notes, a minimum program size) of at least (1)
          $100,000,000  or (2) in the case of Yankee  bonds,  $200,000,000,  (C)
          which pay interest in cash in U.S. currency, (D) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years, (E) for which the aggregate Market Value of the Fund's holdings of an original issue of corporate bonds shall not exceed 10% of the aggregate Market Value of such original issue calculated at the time of issuance, (F) which are not paid-in-kind, zero coupon or deferred interest payment bonds, (G) which are not issued as part of a debt restructuring and (H) which, in the case of corporate bonds, cash flow from corporate bond collateral must be controlled by the indenture trustee.

     Notwithstanding the foregoing, an asset will not be considered a Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of any security pursuant to a favored commitment or (iv) irrevocably deposited by the Fund for the payment of any liability.

     By resolution of the Board of Trustees and without amending the By-Laws of the Fund or otherwise submitting such resolution for Shareholder approval, other assets (including investments which either do not meet the criteria set forth in clauses (i) through (vi) above or meet such criteria but are excluded from the Eligible Assets by the foregoing provisos) may be included in the Eligible Assets if the Rating Agency has advised the Fund in writing that the inclusion of such assets in the Eligible Assets would not adversely affect its then-current rating of the Shares of the Preferred Shares, provided that the Fund shall cause to be made available a written statement setting forth the Eligible Assets, as changed and/or supplemented, for inspection by the Holders at the principal executive office of the Fund.

               (b) (i) As of each 1940 Act Evaluation Date, the Fund shall determine whether the 1940 Act Asset Coverage is met as of such date. The calculation of the asset coverage for the Preferred Shares on that date in accordance with the 1940 Act and whether the 1940 Act Asset Coverage is met shall be set forth in a certificate (a "Certificate of 1940 Act Asset Coverage") dated as of such 1940 Act Evaluation Date. In addition, as of each Eligible Asset Evaluation Date, the Fund shall determine (A) the Coverage Value of each Eligible Asset owned by the Fund on that date, (B) the Coverage Value of all such Eligible Assets and (C) whether the Eligible Asset Coverage requirement is met as of such date. The calculation of the Coverage Value of each Eligible Asset, the Coverage Value of all such Eligible Assets, the Eligible Asset Coverage and whether the Eligible Asset Coverage requirement is met shall be set forth in a certificate (a "Certificate of Eligible Asset Coverage") dated as of such Eligible Asset Evaluation Date.

     The Fund shall cause the Certificate of 1940 Act Asset Coverage to be delivered to the Common Shares Paying Agent not later than the close of business on the second Business Day after the related 1940 Act Evaluation Date. The Fund shall cause the Certificate of Eligible Asset Coverage to be delivered to the Preferred Shares Paying Agent not later than the close of business on the second Business Day after the related evaluation date. In addition, the Fund shall cause the Certificate of Eligible Asset Coverage to be delivered to the Rating Agency with respect to the Date of Original Issue within 10 Business Days of the Date of Original Issue. In the event that the Eligible Asset Coverage requirement with respect to the Eligible Assets is not met or is not met and is subsequently cured, the Fund shall cause the Certificate of Eligible Asset Coverage to be delivered to the Rating Agency not later than the dates of failure and/or cure. In addition, the Fund shall cause a Certificate of Eligible Asset Coverage to be delivered to the Rating Agency with respect to the following dates not later than the close of business on the second Business Day following such dates: (A) any date the Coverage Value of the Eligible Assets is not equal to or greater than 125% of the Eligible Asset Coverage of the Eligible Assets, and (B) the date any Common Shares are redeemed by the Fund.

               (ii) In the event that a Certificate of 1940 Act Asset Coverage or a Certificate of Eligible Asset Coverage is not delivered to the Common Shares Paying Agent or the Preferred Shares Paying Agent or the Rating Agency, as the case may be, when required, the 1940 Act Asset Coverage or the Eligible Asset Coverage requirement, as the case may be, will be deemed not to have been met as of the related evaluation date.

          (c) With respect to (i) the Certificate of 1940 Act Asset Coverage relating to any 1940 Act Cure Date, (ii) the Certificate of Eligible Asset Coverage relating to the Date of Original Issue, (iii) every succeeding thirteenth Eligible Asset Evaluation Date or such other dates as agreed to by the Rating Agencies, (iv) a date randomly selected by the Fund's Independent Accountants at least once every 13 weeks or such other dates as agreed to by the Rating Agencies and (v) any Eligible Asset Cure Date, the Fund shall obtain from the Independent Accountants a written communication confirming that, (A) with respect to the 1940 Act Asset Coverage, (1) the calculations set forth in the related Certificate of 1940 Act Asset Coverage are mathematically accurate and (2) the Independent Accountants have traced the prices used by the Fund in valuing the Fund's portfolio investments to the prices provided to the Fund by the Fund's custodian bank for such purpose and verified that such information agrees, and (B) with respect to the Eligible Asset Coverage requirement (1) the calculations set forth in the related Certificate of Eligible Asset Coverage are mathematically accurate, (2) the method used by the Fund in determining whether the Eligible Asset Coverage requirement is met, is in accordance with the applicable requirements of the By-Laws of the Fund, (3) the Independent Accountants have traced the prices used by the Fund in the determination of Market Values of the Eligible Assets to the prices provided to the Fund by the Fund's custodian bank for purposes of such determination and verified that such information agrees, (4) the assets listed as Eligible Assets in the related certificate conform to the descriptions of Eligible Assets set forth in Section 6.3(a) above, and (5) the Fund has satisfied the requirements of Sections 6.8(b) and (c) below (such a written communication being referred to herein as an "Accountants' Certificate"). The Fund shall cause each Accountants' Certificate relating to any 1940 Act Cure Date to be delivered, together with the related Certificate of 1940 Act Asset Coverage, to the Common Shares Paying Agent by the close of business on the second Business Day after such 1940 Act Cure Date. The Fund shall cause each Accountants' Certificate relating to Eligible Asset Cure Date to be delivered to the Preferred Shares Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date. The Fund shall cause each Accountants' Certificate along with the related underlying certificate prepared in accordance with paragraph (e) of this Section 6.3 to be delivered to the Rating Agency by the close of the business on the second Business Day following the day to which such certificates relate. In the event of any difference between the Fund's calculations as shown on a Certificate of 1940 Act Asset Coverage, a Certificate of Eligible Asset Coverage and the Independent Accountants' calculations as shown on an Accountants' Certificate, such calculations of the Independent Accountants shall control.

          (d) If the 1940 Act Asset Coverage is not met as of any 1940 Act Evaluation Date as shown in a Certificate of 1940 Act Asset Coverage delivered to the Common Shares Paying Agent by the close of business on the second Business Day after such 1940 Act Evaluation Date, then the Fund shall (if necessary to enable it to meet the requirements of Section 6.3(e) below):

               (i) by the close of business on the 1940 Act Cure Date relating to such 1940 Act Evaluation Date, if the Fund shall have funds legally available for the purchase of Preferred Shares, purchase such

          Preferred Shares outside of an Auction in order that the 1940 Act Asset Coverage is met as of such 1940 Act Cure Date; and/or

               (ii) by the close of business on the applicable 1940 Act Cure Date, notify the Preferred Shares Paying Agent of its intention to redeem, and give a Notice of Redemption as described in these By-Laws with respect to the redemption of, Preferred Shares.

          (e) If the 1940 Act Asset Coverage is not met as of any 1940 Act Cure Date as shown in a Certificate of 1940 Act Asset Coverage, then the Fund shall, by the close of business on the applicable 1940 Act Cure Date, deliver to the Common Shares Paying Agent a Certificate of 1940 Act Asset Coverage together with an Accountants' Certificate showing that the 1940 Act Asset Coverage is met (or, if subclause (ii) of Section 6.3(d) is applicable, would have been met) as of such 1940 Act Cure Date after giving effect to (A) any purchase of the Preferred Shares outside of an Auction pursuant to subclause (i) of Section 6.3(d) and/or (B) any redemption of the Preferred Shares pursuant to the Notice of Redemption contemplated by subclause (ii) of such Section 6.3(d) (as if such redemption had occurred immediately prior to the opening of business on such 1940 Act Cure Date).

          (f) If the Eligible Asset Coverage requirement is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage delivered to the Preferred Shares Paying Agent by the close of business on the second Business Day after such Eligible Asset Evaluation Date, and the Fund fails timely to deliver such Accountants' Certificate, then the Fund shall (if necessary to enable it to meet the requirements of Section 65.3(g) below):

               (i) by the close of business on the Eligible Asset Cure Date relating to such Eligible Asset Evaluation Date, purchase or otherwise acquire additional Eligible Assets or, if the Fund shall have funds legally available for the purchase of Preferred Shares, purchase such Preferred Shares outside of an Auction, or both, in order that the Eligible Asset Coverage is met as of such Eligible Asset Cure Date; and/or

               (ii) by the close of business on the second Business Day after the applicable Eligible Asset Cure Date, notify the Preferred Shares Paying Agent of its intention to redeem, and give a Notice of Redemption with respect to the redemption of, Preferred Shares.

          (g) If the Eligible Asset Coverage is not met as of any Eligible Asset Evaluation Date as shown in a Certificate of Eligible Asset Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Asset Coverage is not timely delivered as contemplated by subclause (A) or subclause (B) of Section 6.3(f) above, then the Fund shall, by the close of business on the second Business Day following the applicable Eligible Asset Cure Date, deliver to the Preferred Shares Paying Agent a Certificate of Eligible Asset Coverage together with an Accountants' Certificate showing that the Eligible Asset Coverage is met (or, if subclause (ii) of such

     Section 6.3(f) is applicable, would have been met) as of such Eligible Asset Cure Date after giving effect to (A) any purchase or other acquisition of Eligible Assets or any purchase of the Preferred Shares outside of an Auction pursuant to subclause (i) of Section 6.3(f) and/or
     (B) any redemption of the Preferred Shares pursuant to the Notice of Redemption contemplated by subclause (ii) of Section 6.3(f) (as if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date).

          (h) A copy of each certificate delivered to the Preferred Shares Paying Agent or the Common Shares Paying Agent as required by this Section
     6.3 shall be maintained by the Fund and shall be made available for inspection by the Holders at the principal executive office of the Fund.

          (i) At no time shall the Fund alter the composition of its portfolio if as a result of any such alteration (A) the Coverage Value of the Eligible Assets would be less than the Eligible Asset Coverage of the Eligible Assets. Also, in the event that the Coverage Value of the Eligible Assets if less than 125% of the Eligible Asset Coverage of the Eligible Assets, the Fund shall not alter the composition of its portfolio without first determining (but otherwise using the portfolio composition and valuation of Eligible Assets as of the immediately preceeding Eligible Asset Valuation Date) that after any such alternation the Coverage Value of the Eligible Assets would equal or exceed the Eligible Asset Coverage of the Eligible Assets.

     Section 6.4 Dividends.

          (a) Holders of the Preferred Shares shall be entitled to receive, when, as, and if declared by the Board of Trustees out of current and accumulated earnings and profits of the Fund for the fiscal year for which the dividend is declared and out of funds legally available therefor, (i) cumulative cash dividends at the applicable dividend rate determined as set forth in Section 6.4(c)(i) below and (ii) cumulative cash Additional Dividends in an amount determined as set forth in Section 6.4(e)(ii) below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on the Preferred Shares shall accumulate at the Applicable Rate (whether or not earned or declared) from the Date of Original Issue and shall be payable on the Preferred Shares commencing on September 21, 1993 and thereafter on each successive seventh Tuesday following such date provided that if the Fund, subject to the conditions set forth in 6.4(d), designates any Subsequent Rate Period as a Special Rate Period that consists of:

               (1) 91 Rate Period Days, dividends shall be payable, as set forth in Sections 6.4(b)(i)(A) and 6.403)(i) (B) on the Preferred Shares on the thirteenth Tuesday after the first day of such Special Rate Period;

               (2) 182 Rate Period Days, dividends shall be payable, as set forth in Sections 6.4(b)(i)(A) and 6.4(b)(i)(B), on the Preferred Shares on each of the thirteenth and twenty-sixth Tuesday after the first day of such Special Rate Period;

               (3) 273 Rate Period Days, dividends shall be payable, as set forth in Sections 6.4(b)(i)(A) and 6.4(b)(i)(B), on the Preferred Shares on each of the thirteenth, twenty-sixth and thirty-ninth Tuesday after the first day of such Special Rate Period;

               (4) 364 Rate Period Days, dividends shall be payable, as set forth in Sections 6.4(b)(i)(A) and 6.4(b)(i)(B) on the Preferred Shares on each of the thirteenth, twenty-sixth, thirty-ninth and fifty-second Tuesday after the first day of such Special Rate Period; and

               (5) a Rate Period of more than 364 Rate Period Days, dividends shall be payable, subject to sub-paragraph (b)(i) of this
                    Section 6.4, on the Preferred Shares, on the first day of the fourth month after the first day of such Special Rate Period and on the first day of each succeeding third month thereafter; provided, however, that if dividends for the last Dividend Period in any Special Rate Period would be payable as determined in this sub-paragraph (b)(i)(5) on a day that is not a Tuesday, then dividends for such last Dividend Period shall be payable instead on the first Tuesday preceding such day.

Each date that a dividend is payable shall be hereafter referred to as a "Dividend Payment Date."

After any Special Rate Period, dividends on the Preferred Shares shall be payable, as set forth in Sections 6.4(b)(i)(A) and 6.4(b)(i)(B), on each succeeding seventh Tuesday, subject in each case to the option of the Fund to further designate, from time to time, any Subsequent Rate Period thereof as a Special Rate Period. Dividends shall be payable to the Securities Depository or other Holder on the Dividend Payment Date, (the initial Dividend Payment Date for the Preferred Shares being herein referred to as the "Initial Dividend Payment Date," and each such subsequent Dividend Payment Date on which dividends on the Preferred Shares would be payable but for the provisos below being referred to as a "Normal Dividend Payment Date") except that:

          (A) Subject to clause (C) below, if (1) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates or shall make available to its participants and members, in funds immediately available in The City of New York, New York on Dividend Payment Dates, the amount then so due, then (2) if the Wednesday following any Normal Dividend Payment Date for the Preferred Shares is not a Business Day, then dividends on the Preferred Shares shall be payable on the Thursday that follows such Normal Dividend Payment Date, if such Thursday and the Normal Dividend Payment Date are both Business Days, otherwise, then on the first Business Day that (I) falls after such Normal Dividend Payment Date and (II) is immediately followed by a Business Day; or

          (B) Subject to clause (C) below, if (1) the Securities Depository shall make available to its participants and members, in funds immediately available in the City of New York, New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates, and shall have so advised the Auction Agent, and (2) any Normal Dividend Payment Date is not a Business Day, then dividends on the Preferred Shares shall be payable on the first Business Day after such Normal Dividend Payment Date;

provided, further, however, that if the date on which dividends on the Preferred Shares shall be payable as determined above is a day that would result in the number of days between successive Auction Dates (determined by excluding the first Auction Date and including the second Auction Date) not being at least equal to the then-current Minimum Holding Period, then dividends on such Preferred Shares shall be payable on the first Business Day following such date that is immediately followed by a Business Day and that results in the number of days between successive Auction Dates (determined as above) being at least equal to the then-current Minimum Holding Period (each such date on which dividends shall be payable thereafter also being referred to herein as a Dividend Payment
Date). Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the foregoing provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the next succeeding Normal Dividend Payment Date. Notwithstanding the foregoing, in the event of a change in law altering the minimum holding period (the "Minimum Holding Period") required for corporate taxpayers generally to be entitled to the corporate dividends received deduction under Section 243(a)(1) of the Code (the "Dividends Received Deduction"), in respect of dividends (other than extraordinary dividends) paid on preferred stock held by non-affiliated corporations, the Board of Trustees shall adjust uniformly the period of time between successive Dividend Payment Dates for the Preferred Shares so that the number of days (being herein referred to as "Rate Period Days") in Rate Periods commencing after the effective date of such change in law will equal or exceed the then-current Minimum Holding Period; provided, that, the number of Rate Period Days shall not exceed by more than ten days the length of such then-current Minimum Holding Period except when the Fund, subject to Section 6.4(d) designates a Special Rate Period, shall be evenly divisible by seven and, subject to the provisos in the first sentence of this Section 6.4(b)(i), the Dividend Payment Date shall be a Tuesday. The Fund shall notify the Rating Agency and the Auction Agent at the earliest practicable date of any impending change in law known to the Fund that would lengthen the Minimum Holding Period, in order that the Rating Agency may analyze the Eligible Asset Coverage and other rating requirements in light of the increased number of Rate Period Days with a view toward maintaining its then-current rating of the Preferred Shares. Upon any such change in the number of Rate Period Days as a result of a change in the law, the Fund shall cause to be mailed notice of such change by first class mail, postage prepaid, to the Auction Agent, the Preferred Shares Paying Agent, each Holder at such Holder's address as it appears on the Share Books, and to the Rating Agency.

          (C) Notwithstanding clauses (A) and (B) above, in the case of dividends that would be payable on the first day of a month as provided in
     Section 6.4(b)(i)(5), if

               (1)(I) the Securities Depository shall make available to its participants and members, in next-day funds in The City of New York, New York, on Dividend Payment Dates, the amount then due as dividends or shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, such amount but shall not have so advised the Auction Agent of such availability, and (II) (x) such first day of the month is not a Business Day or (y) the day following such first day is not a Business Day, then dividends shall be payable on the first Business Day that falls after such first day of the month and is immediately followed by a Business Day; or

               (2)(I) the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York, New York, on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates and shall have advised the Auction Agent of such availability, and (II) such first day of the month is not a Business Day, then dividends shall be payable on the first Business Day after such first day of the month.

               (ii) Not later than noon on the Business Day immediately preceding each Dividend Payment Date with respect to which a dividend on the Preferred Shares has been declared (or, on such Dividend Payment Date if the deposit is made by wire transfer of same day funds in an amount sufficient to pay such dividend), the Fund shall deposit in next-day funds with (or, in the case of a wire transfer, shall irrevocably instruct its bank to transfer to) the Preferred Shares Paying Agent sufficient funds for the payment of such dividends and shall give the Preferred Shares Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends. The Fund may direct the Preferred Shares Paying Agent to invest any such available funds in Short-Term Money Market Instruments provided that the proceeds of any such investment will be available in The City of New York at the opening of business on such Dividend Payment Date. All such funds (to the extent necessary to pay the full amount of such dividends) shall be held in trust for the benefit of the Holders.

               (iii) Each dividend on the Preferred Shares declared by the Board of Trustees shall be paid to Holders of such Preferred Shares as such Holders' names appear on the Share Books on the related record date, which shall be the close of business on the Business Day immediately preceding the Dividend Payment Date for such dividend. Subject to
          Section 6.4(f)(i) below, dividends on the Preferred Shares in arrears for any past Dividend Period may be declared by the Board of Trustees and paid on any date fixed by the Board of Trustees, on a regular Dividend Payment Date or otherwise, to the then Holders of such Preferred Shares as such Holders' names appear on the Share Books on the related record date fixed by the Board of Trustees, which shall not be more than 15 days before the date fixed for the payment of such dividends.

          (c)(i)(A) The dividend rate on the Preferred Shares for the period commencing on the Date of Original Issue and ending on and including the day preceding the Initial Dividend Payment Date (the "Initial Rate Period") shall be 2.60% per annum, and (B) the dividend rate on the Preferred Shares for each Subsequent Rate Period shall be the rate per annum equal to the rate determined pursuant to the Auction Procedures set forth in Section 6.9 below. Notwithstanding the foregoing, (I) in the event that an Auction with respect to any Subsequent Rate Period is not held for any reason except in the circumstances described in Section 6.4(c)(ii) below, the dividend rate on the Preferred Shares for such Subsequent Rate Period shall be the Maximum Applicable Rate on the Auction Date with respect to such Subsequent Rate Period, and (II) in the event that Shares of the Preferred Shares are called for redemption, the dividend rate for such Preferred Shares until the redemption date or until the commencement of the immediately succeeding Subsequent Rate Period, whichever comes sooner, shall be the Applicable Rate, and the dividend rate for such Preferred Shares for each Subsequent Rate Period or part thereof (if any) until the redemption date shall be the Maximum Applicable Rate on the Auction Date with respect to such Subsequent Rate Period. The dividend rate on the Preferred Shares for the Initial Rate Period and any Subsequent Rate Period or part thereof determined as set forth in this clause (i) is referred to herein as the "Applicable Rate" for such Dividend Period or part thereof.

               (ii) A "Non-Payment Period" for the Preferred Shares will commence if the Fund fails to (A) declare, by 12:00 noon, New York City time, on a Dividend Payment Date for Preferred Shares, for payment on or within three Business Days after such Dividend Payment Date, to the Holders of such Preferred Shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividends on such Preferred Shares payable on such Dividend Payment Date or (B) deposit irrevocably and in trust in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (1) on or (to the extent permitted as described below) within three Business Days after any Dividend Payment Date for the Preferred Shares the full amount of any cash dividend on such Preferred Shares (whether or not earned or declared) payable on such Dividend Payment Date (plus any applicable late charge, determined as described below) or (2) on or (to the extent permitted as described below) within three Business Days after any redemption date for Preferred Shares called for redemption, the full redemption price of $100,000 per Share plus accumulated but unpaid dividends and
          Additional Dividends, if any, thereon to the date of redemption (whether or not earned or declared). Such Non-Payment Period will consist of the period commencing on and including the aforementioned Dividend Payment Date or redemption date, as the case may be, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all amounts in respect of unpaid dividends and unpaid redemption prices with respect to the Preferred Shares shall have been so deposited or shall have otherwise been made available to the applicable holders of record in same-day funds. The Applicable Rate for each Dividend Period for the Preferred Shares, commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate. Notwithstanding the foregoing, no Non-Payment Period will commence with respect to any Dividend Payment Date or redemption date, if, on or before 12:00 noon, New York City time, on the third Business Day following such Dividend Payment Date or redemption date, as the case may be, the Fund deposits irrevocably and in trust in same-day funds with the Auction Agent the full amount of any cash dividend or redemption price payable on such date accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time will be considered equivalent to payment to that person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day. The "Non-Payment Period Rate" will be 200% of the applicable 60-day "AA" Composite Commercial Paper Rate; provided, that the Board of Trustees may adjust, modify, alter, or change from time to time the Non-Payment Period Rate if the Rating Agency advises the Fund in writing that such adjustment, modification, alteration, or change will not adversely affect its then-current rating of the Preferred Shares.

               (iii) The amount of dividends per Share of the Preferred Shares payable for each Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period (determined by including the earlier Dividend Payment Date or Date of Original Issue, as the case may be, and excluding the later Dividend Payment Date or Initial Dividend Payment Date, as the case may be) during which such Preferred Share was outstanding and the denominator of which shall be 360, and multiplying the result by $100,000.

          (d) (i) The Fund, at its option, may designate any Subsequent Rate Period as a Special Rate Period; provided however, that such designation shall be effective only if:

          (A) notice thereof shall have been given as set forth in Section 6.4(d)(ii);

          (B) any Non-Payment Period that shall have occurred with respect to the Preferred Shares during any Dividend Period shall have been cured as set forth in Section 6.4(c)(ii);

          (C) Sufficient Clearing Bids (as defined in Section 6.9(d)(i)) shall have existed in the Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period;

          (D) if any Notice of Redemption shall have been mailed by the Fund, pursuant to Sections 6.6(a) and 6.6(b) with respect to any Preferred Shares, then sufficient funds for the Redemption of such Preferred Shares shall have been paid to the Holders or deposited in trust with the Preferred Shares Paying Agent for that purpose; and

          (E) the length of such proposed Special Rate Period shall exceed the Minimum Holding Period.

               (iv) If the Fund proposes to designate any succeeding Subsequent Rate Period as a Special Rate Period pursuant to Section 6.4(d)(i), not less than 20 nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period, notice shall be:

          (A) published in both the National and Eastern editions of The Wall Street Journal (or, if such notice cannot be published therein, then in a comparable newspaper printed in the English language and of general circulation in the City of New York); and

          (B) mailed by the Fund by first-class mail, postage prepaid, to the Holders of the Preferred Shares.

Each such notice shall state (1) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period as a Special Rate Period, specifying the first day thereof and (2) that the Fund will by 11:00 A.M., New York City time, on the second Business Day next preceding such date notify the Auction Agent of either (a) its determination to exercise such option in which case the Fund shall specify the Special Rate Period designated or (b) its determination not to exercise such option.

               (v) Not later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period as to which notice has been given as set forth in Section 6.4(d)(ii), the Fund shall deliver to the Auction Agent either:

          (A) a notice stating (1) that the Fund has determined to designate the next succeeding Subsequent Rate Period as a Special Rate Period, specifying the first day thereof, (2) the Auction Date immediately prior to the first day of such Special Rate Period, (3) that such Special Rate Period shall not occur if (a) on such Auction Date Sufficient Clearing Bids shall not exist unless all Preferred Shares are subject to Hold Orders or (b) a Non-Payment Period shall have occurred prior to the first day of such Special Rate Period with respect to the Preferred Shares, and (4) the scheduled Dividend Payment Dates during such Special Rate Period; such notice to be accompanied by a Certificate of Eligible Asset Coverage showing that, as of the third Business Day next preceding such proposed Special Rate Period, Eligible Assets were at least equal to Eligible Asset Coverage as of such Business Day (assuming for purposes of the foregoing calculation that the rate for the Special Rate Period is 130% of the 60-day "AA" Composite Commercial Paper Rate); or

          (B) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period of Preferred Shares and that the immediately succeeding Subsequent Rate Period shall be a 49 day period.

If the Fund fails to deliver either such notice (and, in the case of the notice described in (A) above, a Certificate of Eligible Asset Coverage as set forth in clause (A) above) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in clause (B) above.

          (k) (i) If, for any taxable year, any portion of the dividends paid on the Preferred Shares is ineligible for the Dividends Received Deduction because (A) the Fund's distributions from Net Income, excluding Net Capital Gain, exceeds the amount of dividends received by the Fund that qualify for the Dividends Received Deduction or (B) the Fund realizes and distributes Net Capital Gain and, as a result, the Fund is not permitted to designate all of the dividends paid on the Preferred Shares as qualifying for the Dividends Received Deduction, then additional dividends ("Additional Dividends") for that year shall accumulate and shall become payable on the Preferred Shares as set forth below such that the Net After-Tax Return to a Holder which is a corporation from any such dividend paid at the Applicable Rate and the Additional Dividend relating to such dividend will be the same as the Net After-Tax Return that would have been derived from the dividends paid in respect of such year under the current allocation method if (x) the Fund's distributions from Net Income, excluding Net Capital Gain, had not exceeded the amount of dividends received by the Fund that qualify for the Dividends Received Deduction or (y) the Fund had not realized and distributed Net Capital Gain.

               (ii) From time to time during the Fund's fiscal year in which a dividend at the Applicable Rate is declared or shortly thereafter, the Fund shall make a calculation pursuant to Section 6.4(e)(iii) and (iv) below of the projected or actual Additional Dividend, if any, required to be paid on the Preferred Shares. The calculation of the amount of the Additional Dividend, if any, shall be based on the projected or actual income and expenses of the Fund to the end of the Fund's fiscal year. Any Additional Dividend shall be payable as promptly as practicable after the calculation of the amount thereof, but in any event must be paid within the time limit and in such a manner as will permit the Fund to treat each Additional Dividend as having been paid during such fiscal year for federal tax purposes. The Fund shall (i) deposit in next-day funds with the Preferred Shares Paying Agent or
          (ii) irrevocably instruct its bank to segregate in a separate trust account sufficient funds for the payment of such Additional Dividend not later than noon on the Business Day immediately preceding the date on which such Additional Dividend becomes payable and shall give the Preferred Shares Paying Agent, or its bank, irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such Additional Dividend. The Fund may direct the Preferred Shares Paying Agent, or its bank, to invest any such available funds in Short-Term Money Market Instruments; provided, that the proceeds of any such investment will be available in The City of New York at the opening of business on the payment date for such Additional Dividend. All such funds (to the extent necessary to pay the full amount of such Additional Dividend) shall be held in trust for the benefit of the Holders. If, for any taxable year, all dividends at the Applicable Rate paid on the Preferred Shares are eligible in full for the Dividends Received Deduction, then the amount of each Additional Dividend with respect to such dividends shall be zero.

               (iii) If for any fiscal year (x) the Fund's distributions from Net Income, excluding Net Capital Gains, exceed the amount of dividends received by the Fund that qualify for the Dividends Received Deduction or (y) the Fund realizes and distributes Net Capital Gains (each of (x) and (y) an "Additional Dividend Event"), then the Fund shall:

          (A) allocate to the distributions made on the Common Shares and the Preferred Shares, dividends received by the Fund that would have qualified for the Dividends Received Deduction if the Fund were not a regulated investment company ("Qualified Dividends") in proportion to the distributions paid as dividends (treating as a distribution of dividends any undistributed Net Capital Gains designated to Shareholders) on the Common Shares and the Preferred Shares (including Additional Dividends), respectively, for such fiscal year;

          (B) allocate to the distributions made on the Common Shares and the Preferred Shares (including Additional Dividends) the Net Capital Gains of the Fund in proportion to the distributions paid as dividends (treating as a distribution of dividends any undistributed Net Capital Gains designated to Shareholders) on the Common Shares and the Preferred Shares (including Additional Dividends), respectively, for such fiscal year;

          (C) designate, in accordance with the allocation in (B), any Net Capital Gains which the Fund retains and pays Federal income tax on;

          (D) designate (in part or in whole, as the case may be) as derived from any Net Capital Gains which the Fund realizes and does not retain allocated to the distributions made on the Preferred Shares, first, the dividend and the Additional Dividend payable generally with respect to the Dividend Period for which the first Dividend Payment Date occurs in the fiscal year following the fiscal year in which the Net Capital Gains are realized (the "Fiscal Year-End Dividend Period") and next, if the Net Capital Gains allocated to the distributions made on the Preferred Shares exceed the amount of the dividend and Additional Dividend payable with respect to such Dividend Period, to the dividend and Additional Dividend payable with respect to the next following Dividend Period, all to the extent not previously estimated and designated; and

          (E) except to the extent the Fund's Net Income (excluding Net Capital Gains) is estimated during the Fund's fiscal year to exceed the amount of income that qualifies for the Dividends Received Deduction and Net Capital Gains were realized or estimated to be realized during such year and, in each case, Additional Dividends have been paid with respect to such estimates and except in the case of a so-called "spill-back" dividend, designate as derived from Qualified Dividends allocated to the distributions made on the Preferred Shares, first, the distribution paid as dividends with respect to the first Dividend Payment Date of the fiscal year in which the Fund earned such Qualified Dividends and thereafter, designate each distribution paid as dividends with respect to each successive Dividend Payment Date as derived from such Qualified Dividends, up to an amount equal to the amount of the Qualified Dividends allocated to the distributions made on the Preferred Shares.

               (iv)  Notwithstanding  the provisions of paragraphs  (e)(iii)(C),
          (D) and (E) above, if (x) (1) the sum of the distributions paid as dividends and Additional Dividends on the Preferred Shares during the fiscal year exceeds (2) the Qualified Dividends allocable to the Preferred Shares by an amount greater than the amount payable as dividends and Additional Dividends with respect to the Fiscal Year-End Dividend Period and the immediately following Dividend Period or (y) the Fund is prohibited by applicable law, rule, regulation or interpretation from (l) designating retained Net Capital Gains or designating dividends and Additional Dividends as derived from Net Capital Gains or as qualified for the Dividends Received Deduction as provided in subparagraphs (C), (D) and (E) above or (2) from allocating dividends and Additional Dividends in the manner it then so allocates, the Fund shall designate distributions made as dividends and Additional Dividends on the Preferred Shares as derived from Net Capital Gains or as Qualified Dividends and use such method of allocation as determined by the Board of Trustees to be just and equitable to the Holders.

               (v) If the Fund's designations or method of allocation of dividends qualifying for the Dividends Received Deduction are not given effect for federal income tax purposes, the Fund will not be required to pay Additional Dividends on the Preferred Shares to compensate for the resulting reduction in the Net After Tax-Return to the holders of the Preferred Shares. Moreover, no Additional Dividends shall become payable as a result of any change in the law concerning the eligibility of amounts paid with respect to the Preferred Shares for the Dividends Received Deduction or the reduction or elimination of the Dividends Received Deduction. If inaccurate estimates of Fund income qualifying for the Dividends Received Deduction during any year results in a determination that distributions previously designated by the Fund as qualifying for the Dividends Received Deduction were improperly designated, Agent Members of the Security Depository may be paid Additional Dividends to forward to Holders of Preferred Shares in order to compensate such Holders for the resulting reduction in their Net After Tax Return.

          (f) (i) No dividends shall be declared or paid or set apart for payment on the Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends (including Additional Dividends) have been or contemporaneously are declared and paid on each of the Preferred Shares through the most recent applicable Dividend Payment Date. Any dividend payment made on the Preferred Shares will be first credited against the dividends accumulated thereon with respect to the earliest Dividend Period for which dividends have not been paid. If full cumulative dividends are not paid on the Preferred Shares, all dividends declared on such Preferred Shares shall be paid pro rata to the Holders of the outstanding Preferred Shares. No Holder shall be entitled to any dividends or Additional Dividends, whether payable in cash, property or Shares, in excess of full cumulative dividends and Additional Dividends, as provided in this Section
     6.4. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Shares that may be in arrears.

               (ii) For so long as any Preferred Shares are outstanding, the Fund shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Shares or any other Shares of the Fund ranking junior to, or on parity with, the Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other Shares of the Fund ranking junior to, or on parity with, the Preferred Shares as to dividends or upon liquidation, unless (A) immediately thereafter, the 1940 Act Asset Coverage is met and the Eligible Asset Coverage requirement is met, (B) full cumulative dividends (including Additional Dividends) on all of the Preferred Shares for all past Dividend Periods have been paid or declared and a sum sufficient for the payment of such dividends (which shall be reflected in an officer's certificate filed with the records of the Fund maintained at its principal executive office) set apart for payment, and (C) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption contained in the By-Laws of the Fund (the number of Shares subject to mandatory redemption to be determined without regard to the requirement that redemptions be made out of legally available funds). The Certificate of 1940 Act Asset Coverage dated as of the applicable evaluation date shall reflect any such transaction.

          (g) For so long as any of the Preferred Shares are outstanding, the Auction Agent (which shall act as agent of the Fund in connection with the implementation of the Auction Procedures) and the Preferred Shares Paying Agent (which shall act as transfer agent, registrar, dividend disbursing agent and redemption agent on behalf of the Fund with respect to the Preferred Shares) shall receive and inspect Certificates of Eligible Asset Coverage, Certificates of 1940 Act Asset Coverage and related Accountants' Certificates and shall have certain related responsibilities set forth in the Auction Agency Agreement, shall each be a commercial bank, trust company or other financial institution unaffiliated with the Fund or any affiliate of the Fund (which, however, may engage or have engaged in business transactions with the Fund), and at no time shall the Fund or any affiliate of the Fund act as the Auction Agent or the Preferred Shares Paying Agent (except in connection with the payment of Additional Dividends). If the Auction Agent or the Preferred Shares Paying Agent resigns or for any reason either of their appointments are terminated during any period in which any of the Preferred Shares are outstanding, the Board of Trustees shall promptly thereafter use its best efforts to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent or the Preferred Shares Paying Agent, as the case may be, upon commercially reasonable terms. A single qualified commercial bank, trust company or financial institution may act as the Auction Agent and the Preferred Shares Paying Agent. The Preferred Shares Paying Agent shall maintain an office or agency in The City of New York for purposes of making payments on the Preferred Shares.

     Section 6.5 Liquidation Rights.

          (a) Upon the liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, Holders shall be entitled to receive, out of the assets of the Fund available for distribution to Shareholders after satisfying claims of creditors but before any payment or distribution to the holders of the Common Shares or on any other class of Shares ranking junior to the Preferred Shares upon liquidation, a liquidation distribution in the amount of $100,000 per Share plus an amount equal to accumulated and unpaid dividends (including Additional Dividends) on each such Preferred Share (whether or not earned or declared) to the date of such distribution. Unless and until payment in full has been made to the Holders of the liquidation distributions to which they are entitled as provided in this Section 6.5, no dividends or distributions will be made to holders of the Common Shares or any other Shares junior to or on parity with the Preferred Shares on liquidation, and no purchase, redemption or other acquisition for any consideration by the Fund will be made in respect of the Common Shares or any other Shares ranking junior to or on parity with the Preferred Shares upon liquidation. After the payment to Holders of the full amount of the liquidation distributions to which they are entitled pursuant to the first sentence of this Section 6.5(a), Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Fund.

          (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Fund, nor the merger or consolidation of the Fund into or with any other corporation, association, trust or other organization, nor the merger or consolidation of any other corporation, association, trust or other organization into or with the Fund, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.5.

          (c) If the assets of the Fund available for distribution to the Holders upon the dissolution, liquidation or winding up of the Fund, whether voluntary or involuntary, shall be insufficient to pay the full amount of the liquidation distributions to which the Holders are entitled pursuant to Section 6.5(a) above, then such assets shall be distributed among the Holders ratably in proportion to the full amount of distribution to which each Holder would have been entitled under such Section 6.5(a).

     Section 6.6 Redemption.

     The Preferred Shares shall be redeemable by the Fund as provided below:

          (a) Optional Redemption.

     At its option, the Fund may, out of funds legally available therefore, upon not fewer than 25 nor more than 30 days' notice pursuant to a Notice of Redemption, redeem the Preferred Shares as a whole or from time to time in part on any Dividend Payment Date, at a redemption price equal to $100,000 per Share plus an amount equal to the accumulated and unpaid dividends (including Additional Dividends, if any (such Additional Dividends payable prior to the first Dividend Payment Date following the Fund's fiscal year end or as soon as practicable thereafter)) to the redemption date (whether or not earned or declared). The Fund may not optionally redeem Preferred Shares if, thereafter, less than 30 Preferred Shares remain outstanding.

          (b) Mandatory Redemption.

               (i) If the 1940 Act Asset Coverage is not met as of any 1940 Act Cure Date as shown in a Certificate of 1940 Act Asset Coverage and the related Accountants' Certificate delivered by the Fund to the Common Shares Paying Agent by the close of business on such 1940 Act Cure Date, then the Fund shall, by the close of business on such 1940 Act Cure Date, (A) notify the Preferred Shares Paying Agent of its intention to redeem on the earliest practicable date following such 1940 Act Cure Date the number of Preferred Shares determined as set forth below and (B) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 25 days or more than 30 days after the date of such notice) with respect to the redemption of Preferred Shares on such mandatory redemption date. On such mandatory redemption date, the Fund shall redeem, out of funds legally available therefor, the number of Preferred Shares equal to the minimum number of Shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Cure Date, would result in the 1940 Act Asset Coverage having been met on such 1940 Act Cure Date or, if the 1940 Act Asset Coverage cannot be so restored, all of the Preferred Shares, at a redemption price equal to $100,000 per Share plus an amount equal to all accumulated and unpaid dividends (including Additional Dividends on such Preferred Shares) to such mandatory redemption date (whether or not earned or declared).

               (ii) If the Eligible Asset Coverage requirement is not met as of any Eligible Asset Cure Date as shown in a Certificate of Eligible Asset Coverage and the related Accountants' Certificate delivered by the Fund to the Preferred Shares Paying Agent by the close of business on the second Business Day following such Eligible Asset Cure Date, then the Fund shall, by the close of business on the second Business Day following such Eligible Asset Cure Date, (A) notify the Preferred Shares Paying Agent of its intention to redeem on the earliest practicable date following such Eligible Asset Cure Date the number of Preferred Shares determined as set forth below and (B) give a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than 25 days or more than 30 days after the date of such notice) with respect to the redemption of Preferred Shares on such mandatory redemption date. On such mandatory redemption date, the Fund shall redeem, out of funds legally available therefor, the number of Preferred Shares equal to the minimum number of Shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Asset Cure Date, would result in the Eligible Asset Coverage requirement having been met on such Eligible Asset Cure Date or, if the Eligible Asset Coverage cannot be so restored, all of the Preferred Shares, at a redemption price equal to $100,000 per Share plus an amount equal to all accumulated and unpaid dividends (including Additional Dividends) on such Preferred Shares (whether or not earned or declared) to such mandatory redemption date.

               (iii) If the Fund shall not have funds legally available for the redemption of all or any portion of the Preferred Shares to be redeemed on any mandatory redemption date, the Fund shall redeem on such mandatory redemption date, on a pro rata basis (except as otherwise provided in Section 6.6(c) below), the number of Preferred Shares as it shall have legally available funds to redeem, and the remainder of the Preferred Shares required to be redeemed shall be redeemed on the earliest practicable date next following the day on which the Fund shall first have funds legally available for the redemption of such Preferred Shares, pursuant to a Notice of Redemption (which shall specify a mandatory redemption date that is not fewer than the minimum number of days after the date of such notice required by the 1940 Act).

               (iv) In the event of a redemption in part of the Preferred Shares pursuant to Section 6.6(b)(i) or Section 6.6(b)(ii) above, such redemption shall not be effected on any of the three Business Days immediately preceding a Dividend Payment Date.

          (c) General Provisions for Redemptions.

               (i) Notwithstanding the other provisions of this Section 6.6, the
          Fund shall not with respect to any optional redemption mail a Notice of Redemption, redeem, purchase or otherwise acquire Preferred Shares unless (A) all accumulated and unpaid dividends (including Additional Dividends) on all outstanding Preferred Shares for all applicable past Dividend Periods shall have been or are contemporaneously paid or declared and a sum sufficient for the payment of such dividends (which shall be reflected in an officer's certificate filed with the records of the Fund maintained at its principal executive office) are set apart for payment and (3) the 1940 Act Asset Coverage and the Eligible Asset Coverage requirement would be met on the date of such redemption, purchase or other acquisition after giving effect thereto and, on or prior to such date, the Fund provides to the Common Shares Paying Agent a Certificate of 1940 Act Asset Coverage and to the Preferred Shares Paying Agent a Certificate of Eligible Asset Coverage, each together with a confirming Accountants' Certificate, showing compliance with this subclause (B) and (C) in case the Preferred Shares are then being rated by Moody's, the Fund has cash and Short-Term Money Market Instruments maturing prior to the redemption date in an aggregate amount equal in value to the amount required to be paid upon any such redemption (including any required premium); provided, however, that the Fund may, subject to the requirements of the 1940 Act, redeem, purchase or otherwise acquire Preferred Shares (1) as a whole, either pursuant to an optional redemption or a mandatory redemption, or (2) pursuant to the successful completion of a purchase or exchange offer made on an equal basis for all of the outstanding Preferred Shares for a price that is proper under the 1940 Act. In the event that fewer than all of the outstanding Preferred Shares are to be redeemed pursuant to either an optional redemption or a mandatory redemption, the Shares to be redeemed shall otherwise be selected by lot, or such other method as the Board of Trustees shall deem fair and equitable.

               (ii) Whenever Preferred Shares are to be redeemed, the Fund shall cause to be mailed, within the time periods specified in Section

          6.6(a) and 6.6(b) above, a written notice of redemption (a "Notice of Redemption") by first-class mail, postage prepaid, to each Holder of the Preferred Shares to be redeemed as its name and address appear on the Share Books and to the Preferred Shares Paying Agent. The Notice of Redemption shall also be published in both the National and Eastern editions of The Wall Street Journal (or, if such notice cannot be published therein, then in a comparable newspaper printed in the English language and of general circulation in The City of New York). Each Notice of Redemption shall state (A) the redemption date, (B) the redemption price, (C) the aggregate number of Preferred Shares to be redeemed, (D) the place or places where the Preferred Shares are to be surrendered for payment of the redemption price, (E) that dividends on the Shares to be redeemed will cease to accumulate on such redemption date, (F) the provision of these By-Laws under which the redemption is being made and (G) if applicable, that the Holders of the Preferred Shares being called for redemption will not be entitled to participate, with respect to such Preferred Shares, in any Auction held subsequent to the date of such Notice of Redemption. In the case of an optional redemption in part of the Preferred Shares, the related Notice of Redemption shall not be given prior to the Dividend Payment Date immediately preceding the date of redemption specified in such notice. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law. A Notice of Redemption shall be deemed given on the day that it is mailed in accordance with the first sentence of this subclause (ii).

               (iii) On the redemption date, the Board of Trustees shall declare a dividend consisting of one right with respect to each Preferred Share redeemed (a "Right") to receive an Additional Dividend in respect of all accumulated and unpaid dividends (whether or not earned or declared) through the date of redemption. If the Fund determines that an Additional Dividend is payable in respect of any Right received during such year, such Additional Dividend in respect of such Right shall be paid to each former Holder or Holders that received such Right. Rights shall be nontransferable except by operation of law.

               (iv) On or after the redemption date, each Holder of Preferred Shares that were called for redemption shall surrender the certificate, if any, evidencing such Preferred Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive payment of the redemption price for each Preferred Share. If less than all of the Shares represented by one surrendered Preferred Share certificate are to be redeemed, the Fund shall issue a new Preferred Share certificate for the Preferred Shares not redeemed.

               (v) Not later than noon on the Business Day immediately preceding the redemption date, the Fund shall irrevocably deposit with (or, in the case of a wire transfer, shall irrevocably instruct its bank to transfer to) the Preferred Shares Paying Agent sufficient funds to redeem the Preferred Shares to be redeemed and shall give the Preferred Shares Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price upon surrender of the certificate therefor. The Fund may direct the Preferred Shares Paying Agent to invest any such available funds in Short-Term Money Market Instruments provided that the proceeds of any such investment will be available in The City of New York at the opening of business on such redemption date. All such funds (to the extent necessary to pay the full amount of the redemption price) shall be held in trust for the benefit of the Holders. A Non-Payment Period, specified in Section 6.4(c)(ii) above, for the Preferred Shares will commence if the Fund fails to deposit with the Auction Agent by 12:00 noon, New York City time, on or (to the extent permitted as described in Section 6.4(c)(ii) above) within three Business Days after any redemption date for Preferred Shares called for redemption, the full redemption price of $100,000 per Preferred Share plus accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends, if any, and Rights in respect thereof).

               (vi) If the Fund shall have given or caused to be given a Notice of Redemption as aforesaid, shall have irrevocably deposited with the Preferred Shares Paying Agent a sum sufficient to redeem the Preferred Shares as to which such Notice of Redemption was given and shall have given the Preferred Shares Paving Agent irrevocable instructions and authority to pay the redemption price to the Holders of such Preferred Shares, then on the date of such deposit (or, if no such deposit shall have been made, then on the date fixed for redemption, unless the Fund shall have defaulted in making payment of the redemption price), all rights of the Holders of such Preferred Shares by reason of their ownership of such Preferred Shares (except their right to receive the redemption price thereof, but without interest) shall terminate, and, except as expressly provided to the contrary herein, such Preferred Shares shall no longer be deemed outstanding for any purpose, including, without limitation, calculation of the Dividend Coverage or the right of the Holders of such Preferred Shares to vote on any matter or to participate in any subsequent Auctions. In addition, subject to the exception provided in the next sentence, any Preferred Shares as to which a Notice of Redemption has been given by the Fund shall be deemed to be not Outstanding (as defined in Section 6.9(a)(xiii) below) for purposes of any Auction held subsequent to the date of such Notice of Redemption. In the case of a mandatory redemption in part of the Preferred Shares, the Preferred Shares that are being redeemed shall remain outstanding for purposes of any Auction, notwithstanding the giving of a Notice of Redemption, until such Preferred Shares are deemed to be not outstanding as provided in the first sentence of this clause (vi). The Fund shall be entitled to receive, from time to time, from the Preferred Shares Paying Agent the income, if any, derived from the investment of monies and/or other assets deposited with it (to the extent that such income is not required to pay the redemption price of the Preferred Shares to be redeemed), and the Holders of Preferred Shares to be redeemed shall have no claim to any such income. In case the Holder of any Preferred Shares called for redemption shall not claim the redemption price for his Preferred Shares within two years after the redemption date, the Preferred Shares Paying Agent shall, upon demand, pay over to the Fund such amount remaining on deposit and the Preferred Shares Paying Agent shall thereupon be relieved of all responsibility to the Holder with respect to such Preferred Shares, and such Holder shall thereafter look only to the Fund for payment of the redemption price of such Preferred Shares.

               (vii) Except as set forth in this Section 6.6 with respect to redemptions and subject to the provisions of Section 6.6(c)(i) above and the 1940 Act, nothing contained herein shall limit any legal right of the Fund to purchase or otherwise acquire any Preferred Shares outside of an Auction at any price, whether higher or lower than the redemption price, in privately negotiated transactions or in the over-the-counter market or otherwise.

               (viii) From and after the occurrence of any event requiring the redemption of Preferred Shares pursuant to Section 6.6(b) above, and for so long as any Preferred Shares are subject to mandatory redemption as provided in such Section 6.6(b), the Fund shall not reinvest the proceeds of any assets received prior to the mandatory redemption date for any such Preferred Shares except in Short-Term Money Market Instruments with maturity dates not later than noon on the Business Day immediately preceding such mandatory redemption date; provided, that the foregoing restrictions shall not be applicable to any reinvestment of proceeds if, after giving effect thereto, the Fund would have sufficient monies to redeem all of the Preferred Shares that are subject to redemption on such mandatory redemption date.

               (ix) Solely for the purpose of determining the number of Preferred Shares to be stated in a Notice of Redemption as subject to a mandatory or optional redemption, the amount of funds legally available for such redemption shall be determined as of the date of such Notice of Redemption.

               (x) In the event that the Fund shall have given a Notice of Redemption with respect to any of the Preferred Shares and the sale of any Eligible Assets with a Discount Factor of greater than 1.000 shall be necessary to provide sufficient monies to redeem all such Preferred Shares on the redemption date, the Fund shall sell or otherwise liquidate such asset as soon as reasonably practicable following the date on which such Notice of Redemption is given and shall take all reasonable steps to ensure that all such sales or other liquidations are effected no later than 30 days after such date.

               (xi) The Fund shall not give a Notice of Redemption with respect to an optional redemption unless at the time of giving of such notice the Fund shall in good faith believe that it will have sufficient funds to effect the redemption of all of the Preferred Shares to be redeemed pursuant to such notice.

     Section 6.7 Voting Rights.

          (a) General. Except as otherwise provided by law and as specified by this Section 6.7, the Holders of Preferred Shares shall have equal voting rights with the holders of Common Shares and shall be entitled to one vote for each Preferred Share on each matter submitted to a vote of the Shareholders of the Fund. For purposes of determining any right of the

     Holders to vote on any matter, whether such right is created by the Declaration or these By-Laws, or otherwise, no Holder shall be entitled to vote and no Share of the Preferred Shares shall be deemed to be "outstanding" for the purpose of voting or determining the number of Shares required to constitute a quorum, if prior to or concurrently with the time of determination of Shares entitled to vote or Shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such Preferred Shares have been deposited in trust with the Preferred Shares Paying Agent for that purpose and the requisite Notice of Redemption with respect to such Preferred Shares shall have been given as provided in Section 6.6(c)(ii) above.

          (b) Class Voting. The holders of Common Shares and the Holders of the Preferred Shares shall vote together as a single class except as hereinafter provided or to the extent otherwise required by the 1940 Act or the Declaration.

               (i) So long as any of the Preferred Shares are outstanding, the affirmative vote of the lesser of (x) the Holders of more than 50% of the Preferred Shares then outstanding and the holders of more than 50% of the Common Shares then outstanding, each voting as a separate class or (y) the Holders of at least 67% of the Preferred Shares and the holders of at least 67% of the Common Shares, each voting as a separate class, present at a meeting if more than 50% of the outstanding Shares of each class are represented in person or by proxy at such meeting, is required to approve any action requiring a vote of security holders under Section 13(a) of the 1940 Act.

               (ii) The Fund may be voluntarily liquidated, dissolved or wound up when and as authorized at any meeting of Shareholders called for the purpose, by the vote of (x) the Holders of at least 67% of the Preferred Shares then outstanding and (y) the holders of at least 67% of the Common Shares then outstanding, each voting as a separate class; provided, however, if such termination is recommended by two-thirds of the total number of Trustees then in office, the vote of
          (x) the Holders of at least a majority of the Preferred Shares then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, shall be sufficient authorization.

               (iii)  The  Fund  may  merge  or   consolidate   with  any  other
          corporation, association, trust or other organization, or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration, and thereafter be terminated, when and as authorized at any meeting of Shareholders called for the purpose, by the vote of (x) the Holders of at least 67% of the Preferred Shares then outstanding and (y) the holders of at least 67% of the Common Shares then outstanding, each voting as a separate class; provided, however, if such termination is recommended by two-thirds of the total number of Trustees then in office, the vote of (x) the Holders of at least a majority of the Preferred Shares then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, shall be sufficient authorization.

               (iv) The Fund may be converted from a "closed-end company" to an "open-end company" as those terms are defined in the 1940 Act, when and as authorized at any meeting of Shareholders called for the purpose, by the vote of (x) the Holders of at least a majority of the Outstanding Preferred Shares and Common Shares voting as a single class if such conversion is recommended by two-thirds of the total number of Trustees then in office (y) the Holders of at least 75% of the Outstanding Preferred Shares and Common Shares voting as a single class if such conversion is not approved by two-thirds of the total number of Trustees then in office but is approved by at least a majority of such Trustees.

               (v) So long as any of the Preferred Shares are outstanding, the Fund shall not take any action materially adversely affecting either the Preferred Shares or the Common Shares without the affirmative vote of the Holders of at least a majority of the Shares of Preferred Shares outstanding, voting separately as a class, or the holders of at least a majority of the Common Shares then outstanding, voting separately as a class, as the case may be; provided, however, that neither the approval of the Holders of Preferred Shares nor the holders of the Common Shares shall be required in the event these By-Laws are amended to incorporate the requirements of any NRSRO in connection with any rating of the Preferred Shares by any NRSRO, whether such NRSRO is in addition to or in substitution of Moody's or in connection with any requirements that may be from time to time imposed by Moody's; provided any such amendment be approved by at least a majority of the Trustees then in office.

               (vi) So long as any of the Preferred Shares are outstanding, without the affirmative vote of the Holders of at least a majority of the Preferred Shares then outstanding, voting separately as a class, the Fund shall not (A) amend, alter or repeal any of the preferences, rights or powers of the Holders of the Preferred Shares so as to affect materially and adversely such preferences, rights or powers or
          (B) issue another class of equity securities with a dividend or liquidation preference payable senior to or in parity with the Preferred Shares.

               (vii) Without the affirmative vote of (x) the Holders of at least a majority of the Preferred Shares then outstanding and (y) the holders of at least a majority of the Common Shares then outstanding, each voting as a separate class, the Fund may not declare itself insolvent in a judicial proceeding or file for bankruptcy under applicable federal or state laws.

          (c)  Election  of  Trustees;  Right  to  Elect  Majority  of  Board of
          Trustees.

               (i) The Holders of the Preferred Shares and any other class of Preferred Shares of the Fund that may be outstanding from time to time, voting separately as a single class, shall be entitled to elect two members of the Board of Trustees, and the holders of the Common Shares, voting separately as a single class, shall be entitled to elect the remaining members of the Board of Trustees. If at any time, however, dividends on any of the Preferred Shares shall be unpaid in an amount equal to two full years' dividends (whether or not earned or declared), then the number of Trustees constituting the Board of Trustees shall automatically be increased by the smallest number such that, when added to the number of Trustees then constituting the Board of Trustees, the incumbent Trustees then elected solely by the Holders of the Preferred Shares plus such additional Trustees shall constitute a majority of such increased number of Trustees; and at a special meeting of Shareholders, which shall be called and held as provided in
          Section 6.7(d) below, and at all subsequent meetings at which Trustees are to be elected, the Holders of the Preferred Shares and holders of any other class of preferred shares of the Fund ranking on parity with the Preferred Shares, by majority vote, voting separately as a single class (to the exclusion of the holders of all other series and classes of Shares of the Fund raking junior to the Preferred Shares), shall be entitled to elect such smallest number of additional Trustees of the Fund who will constitute a majority of the total number of Trustees of the Fund as so increased. The terms of office of the persons who are Trustees at the time of that election shall continue. If the Fund thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding Preferred Shares for all past Dividend Periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional Trustees elected by the Holders of the Preferred Shares and holders of any other class of preferred shares of the Fund ranking on parity with the Preferred Shares (but not the terms of the two incumbent Trustees elected by the Holders of the Preferred Shares and the remaining incumbent Trustees elected by the Common Shares) shall terminate automatically, subject to the revesting of the rights of the Holders of the Preferred Shares as provided in the second sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the Preferred Shares.

               (ii) Any vacancy in the office of any Trustees elected by the Holders of the Preferred Shares may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the Preferred Shares and any other class of preferred shares of the Fund ranking on parity with the Preferred Shares, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Any vacancy in the office of any Trustees elected by the holders of the Common Shares may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the Common Shares, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Unless as otherwise provided in the Declaration, a Trustee elected by the Holders of the Preferred Shares and any other class of preferred shares of the Fund ranking on parity with the Preferred Shares may be removed with or without cause, but only by action taken by the Holders of at least a majority of the outstanding Preferred Shares and any other class of preferred shares of the Fund ranking on parity with the Preferred Shares. Unless as otherwise provided in the Declaration, a Trustee elected by the holders of the Common Shares may be removed but only for cause by action taken by the holders of at least 75% of the outstanding Common Shares; provided, however, that if such termination is recommended by two-thirds of the total number of Trustees then in office elected by the holders of the Common Shares, the vote of the holders of at least a majority of the Common Shares then outstanding shall be sufficient authorization.

          (d) Voting Procedures.

     As soon as practicable after the accrual of any right of the Holders to elect Trustees at a special meeting of Shareholders as described in Section 6.7(c), the Fund shall call or cause to be called such special meeting by mailing or causing to be mailed a notice of such special meeting to the Holders upon not less than 10 nor more than 45 days prior to the date fixed for the meeting. If the Fund does not call or cause to be called such special meeting, it may be called by any Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. The Holders of a majority of the Preferred Shares then outstanding, present in person or by proxy, will constitute a quorum for the election of additional Trustees. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting for the election of additional Trustees without notice, other than an announcement at the meeting, until a quorum is present, and, subject to Section 6.7(b) above, to take any other action as shall properly come before such meeting. If the right to elect additional Trustees shall have terminated as provided in Section 6.7(c) above after the notice of a special meeting provided for in this Section 6.7(d) has been given but before the special meeting shall have been held, the Fund shall, as soon as practicable after such termination, mail or cause to be mailed to the Holders a notice of cancellation of such special meeting.

     Section 6.8 Other Restrictions.

          (a) The Trustees may from time to time in their sole discretion impose restrictions on certain investment practices of the Fund in order to comply with guidelines established by Moody's or any other NRSRO that may be rating the Fund's Preferred Shares at the time.

          (b) For so long as any Preferred Shares are outstanding and Moody's is rating such Preferred Shares, the Fund will not, unless it has received written confirmation from Moody's that any such action would not impair the rating then assigned by Moody's to the Preferred Shares:

               (i) enter into reverse repurchase agreements;

               (ii) enter into options and futures transactions except as set forth in paragraph (c) of this Section 6.8;

               (iii) make short sales of securities unless covered;

               (iv) overdraw any bank account (except as may be necessary for the clearance of security transactions); or

               (v) issue senior securities (as defined in the 1940 Act) other than the Preferred Shares.

          (c) For so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, the Fund will not enter into any futures and/or options contracts except in accordance with the conditions and limitations set forth in Exhibit B attached hereto.

          (d) For so long as the Preferred Shares are rated by Moody's the Fund will not, unless it has received written confirmation from Moody's that such action would not impair the ratings then assigned to the Preferred Shares by Moody's (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Fund's assets at the time of such borrowing and which borrowings shall be repaid within 60 days and not be extended or renewed), (ii) issue any class or series of stock ranking prior to or on parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund, (iii) reissue any Preferred Shares previously purchased or redeemed by the Fund, (iv) change any pricing service engaged by the Fund, (v) engage in short sales of securities (except as provided in Section 6.8(b)(iii)) or (vi) engage in reverse repurchase agreements.

     Section 6.9 Auction Procedures.

          (a) Certain Definitions. As used in this Section 6.9, unless the context otherwise requires, the following terms shall have the following meanings and capitalized terms not defined in this Section 6.9 shall have the meanings ascribed to them in Section 6.1 through Section 6.8 above:

               (i) "Agent Member" means the member of the Securities Depository that will act on behalf of a Bidder.

               (ii) "Auction" means the periodic operation of the procedures set forth in this Section 6.9.

               (iii) "Auction Date" means the Business Day immediately preceding a Dividend Payment Date.

               (iv) "Available  Preferred  Shares" has the meaning  specified in
          Section 6.9(d)(i) below.

               (v) "Bid" has the meaning specified in Section 6.9(b)(i) below.

               (vi) "Bidder" has the meaning specified in Section 6.9(b)(i) below.

               (vii) "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this Section 6.9, that has been selected by the Fund and that has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

               (viii) "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Section 6.9.

               (ix) "Existing Holder," when used with respect to the Preferred Shares, means a Person who is listed as the beneficial owner of such Preferred Shares in the records of the Auction Agent.

               (x) "Hold Order" has the meaning specified in Section 6.9(b)(i) below.

               (xi) "Maximum Applicable Rate" for the first Auction means the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column I below based on the Prevailing Rating of the Preferred Shares (as provided in Section 6.9(a)(xvi) below) in effect at the close of business on the Business Day immediately preceding such Auction Date. The Maximum Applicable Rate for any subsequent Auction means (A) higher of the Applicable Percentage and the Applicable Spread of the 60-day "AA" Composite Commercial Paper Rate specified in Column I if the immediately preceding Auction resulted in an Applicable Rate lower than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column I, or (B) the higher of the Applicable Percentage and the Applicable Spread of the 60-day "AA" Composite Commercial Paper Rate specified in Column II below if the immediately preceding Auction resulted in an Applicable Rate equal to or higher than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column I but lower than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column II, or (C) the higher of the Applicable Percentage and the Applicable Spread of the 60-day "AA" Composite Commercial Paper Rate specified in Column III below if the immediately preceding Auction resulted in an Applicable Rate equal to or higher than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in Column II, in each case based on the Prevailing Rating on the Preferred Shares on the Business Day immediately preceding the Auction Date. The Applicable Rate will be determined based on the credit rating assigned on such date to the Preferred Shares by the Rating Agency:

               (xii)

                                           Applicable Percentages or Spreads
                              ----------------------------------------------------------
           Prevailing                   I                  II                 III
           Rating             ----------  ------  ----------  ------  ----------  ------
                              Percentage  Spread  Percentage  Spread  Percentage  Spread
                              ----------  ------  ----------  ------  ----------  ------
           "AA"/"aa" or          110%     110bp      120%     120bp      130%     130bp
           above
           "A"/"a"               120%     120bp      130%     130bp      145%     145bp
           "BBB"/"baa"           130%     130bp      145%     145bp      175%     175bp
           Below "BBB"/"baa      200%     200bp      200%     200bp      200%     200bp
           (includes) no
           rating

          For purposes of this definition, the "Prevailing Rating" of Preferred Shares shall be (i) "aa" or higher if the Preferred the Rating Agency
     Shares have a rating of "aa3" or higher by the Rating Agency, or the equivalent of such rating by such rating agency or a substitute rating agency, (ii) if not "aa" or higher, then "a" if the Preferred Shares have a rating of "a3" or higher by the Rating Agency, (iii) if not "aa" or higher or "a," then "baa" if the Preferred Shares have a rating of "baa3" or higher by the Rating Agency, (iv) if not "aa" or higher, "a" or "baa," then below "baa." The Fund shall take all reasonable action necessary to enable the Rating Agency to provide a rating for the Preferred Shares.

          Unless the context otherwise requires, "Maximum Applicable Rate," when used in this Section 6.9, means the Maximum Applicable Rate on the Auction Date.

               (xiii) "Order" has the meaning specified in Section 6.9(b)(i) below.

               (xiv) "Outstanding," with respect to the Preferred Shares, means, as of any date, the Preferred Shares theretofore issued by the Fund except, without duplication, (A) any Preferred Shares theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Fund, (B) except as provided in Section 6.6(c)(vi) above, any of the Preferred Shares as to which a Notice of Redemption shall have been given by the Fund, (C) any Preferred Shares held by the Fund and (D) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

               (xv) "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

               (xvi) "Potential Holder" means any Person, including any Existing Holder, who may be interested in acquiring Preferred Shares (or, in the case of an Existing Holder, additional Preferred Shares).

               (xvii) "Securities Depository" means The Depository Trust Company and its successors and assigns, or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

               (xviii) "Sell Order" has the meaning specified in Section 6.9(b)(i) below.

               (xix) "Submission Deadline" means 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which

          Broker-Dealers are required to submit in writing Orders to the Auction Agent as from time to time specified by the Auction Agent, with the consent of the Fund, which consent shall not be unreasonably withheld.

               (xx) "Submitted Bid" has the meaning specified in Section 6.9(d)(i) below.

               (xxi) "Submitted Hold Order" has the meaning specified in Section 6.9(d)(i) below.

               (xxii) "Submitted Order" has the meaning specified in Section 6.9(d)(i) below.

               (xxiii)  "Submitted  Sell  Order" has the  meaning  specified  in
          Section 6.9(d)(i) below.

               (xxiv)  "Sufficient  Clearing Bids" has the meaning  specified in
          Section 6.9(d)(i) below.

               (xxv) "Winning Bid Rate" has the meaning specified in Section 6.9(d)(i) below.

          (b) Orders by Existing Holders and Potential Holders.

               (i) On or prior to the Submission Deadline on each Auction Date:

          (A) each Existing Holder may submit to a Broker-Dealer information as to:

               (1) the number of Outstanding Preferred Shares, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

               (2) the number of Outstanding Preferred Shares, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

               (3) the number of outstanding Preferred Shares, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

          (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons who are not Existing Holders, on such list to determine the number of Outstanding Preferred Shares, if any, which each such

     Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of the information referred to in clause (A) or (B) of this Section 6.9(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this Section 6.9(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this Section 6.9(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this Section 6.9(b)(i) is hereinafter referred to as a "Sell Order."

               (ii) As a condition to participating in any Auction, each broker-dealer on behalf of each prospective purchaser participating in an Auction through such broker-dealer shall agree, among other things, that:

          (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding Preferred Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified in such Bid; or

               (2) such specified number or a lesser number of Outstanding Preferred Shares to be determined as set forth in Section 6.9(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified in such Bid; or

               (3) such number or a lesser number of Outstanding Preferred Shares to be determined as set forth in Section 6.9(e)(ii)(C) if the rate specified in such Bid shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

          (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding Preferred Shares specified in such Sell Order; or

               (2) such number or lesser number of Outstanding Preferred Shares as set forth in Section 6.9(e)(ii)(C) if Sufficient Clearing Bids do not exist.

          (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (1) the number of Outstanding Preferred Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified in such Bid; or

               (2) such specified number or lesser number of Outstanding Preferred Shares as set forth in Section 6.9(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified in such Bid.

          (c) Submission of Orders by Broker-Dealers to Auction Agent.

               (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date and shall specify with respect to each Order:

          (A) the name of the Bidder placing such Order;.

          (B) the aggregate number of Outstanding Preferred Shares that are the subject of such Order;

          (C) to the extent that such Bidder is an Existing Holder:

               (1) the number of Outstanding Preferred Shares, if any, subject to any Hold Order placed by such Existing Holder;

               (2) the number of Outstanding Preferred Shares, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

               (3) the number of Outstanding Preferred Shares, if any, subject to any Sell Order placed by such Existing Holder; and

          (D) to the extent that such Bidder is a Potential Holder, the rate and number of Shares specified in such Potential Holder's Bid.

               (ii) If any rate specified in any Bid contains more than three digits to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of 1%.

               (iii) If an Order or Orders covering all of the Outstanding Preferred Shares held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

               (iv) If one or more Orders covering in the aggregate more than the number of Outstanding Preferred Shares held by an Existing Holder are submitted to the Auction Agent, such Order or Orders shall be considered valid as follows and in the following order of priority:

          (A) any Hold Orders submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Preferred Shares held by such Existing Holder; provided, that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Preferred Shares subject to such Hold Orders exceeds the number of Outstanding Preferred Shares held by such Existing Holder, the number of Preferred Shares subject to such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, shall cover the number of Outstanding Preferred Shares held by such Existing Holder;

          (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to Hold Orders referred to in Section 6.9(c)(iv)(A);

               (2) subject to subclause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding Preferred Shares subject to such Bids is greater than such excess, the number of Preferred Shares subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Preferred Shares equal to such excess;

               (3) subject to subclause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates per annum and in any such event the number, if any, of such Outstanding Preferred Shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

          (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to Hold Orders referred to in Section 6.9(c)(iv)(A) and Bids referred to in Section 6.9(c)(iv)(B); provided, that if more than one Sell Order is submitted on behalf of such Existing Holder and the number of Preferred Shares subject to Sell Orders exceeds the number of Outstanding Preferred Shares held by such Existing Holder, the number of Preferred Shares subject to such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, shall cover the number of Outstanding Preferred Shares held by such Existing Holder.

               (v) If more than one Bid is submitted on behalf of any Potential, Holder, each Bid submitted shall be a separate Bid with the rate and the number of Preferred Shares therein specified.

          (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

               (i) The Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall, after the Submission Deadline on each Auction Date, determine:

          (A) the excess of the total number of Outstanding Preferred Shares over the number of Outstanding Preferred Shares that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares");

          (B) from the Submitted Orders whether:

               (1) the number of Outstanding Preferred Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to:

               (2) the sum of (x) the number of Outstanding Preferred Shares that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the
                    Maximum Applicable Rate and the number of Outstanding Preferred Shares that are the subject of Submitted Sell Orders (if such excess or such equality exists (other than because the numbers of Outstanding Preferred Shares in sub-clauses (x) and (y) above are each zero because all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders), such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

          (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") that, if:

               (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were deemed to be Hold Orders, thus entitling such Existing Holders to continue to hold the Preferred Shares that are the subject of such Submitted Bids, and

               (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring such Potential Holders to purchase the Preferred Shares that are the subject of such Submitted Bids, would result in the number of Shares subject to all Submitted Bids specifying the Winning Bid Rate or such lower rates being not less than the Available Preferred Shares.

               (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 6.9(d)(i), the Auction Agent shall determine the Applicable Rate for the next succeeding Dividend Period as follows and the Auction Agent shall so notify the Fund:

          (A) if Sufficient Clearing Bids exist, the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

          (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders), the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

          (C) if all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders, the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on the date of such Auction.

          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

Based on the determinations made pursuant to Section 6.9(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

               (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 6.9(e)(iii) and Section 6.9(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all Submitted Bids to the extent not accepted as provided in this clause (i) shall be rejected:

          (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding Preferred Shares that are the subject of such Submitted Sell Order or Submitted Bid;

          (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be deemed to be a Hold Order, thus entitling each such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid;

          (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Outstanding Preferred Shares that are the subject of such Submitted Bid;

          (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be deemed a Hold Order, thus entitling each such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid, unless the number of Outstanding Preferred Shares that are the subject of such Submitted Bids shall be greater than the difference in the number of Preferred Shares ("remaining Shares") equal to the excess of the Available Preferred Shares over the number of Outstanding Preferred Shares subject to Submitted Bids described in Section 6.9(e)(i)(B) and Section 6.9(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding Preferred Shares, but only in an amount equal to the difference between (1) the number of Outstanding Preferred Shares then held by such Existing Holder subject to such Submitted Bid and (2) the number of Preferred Shares obtained by multiplying (x) the number of the remaining Shares by (y) a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

          (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Preferred Shares obtained by multiplying (x) the difference between the Available Preferred Shares and the number of Outstanding Preferred Shares subject to Submitted Bids described in Section 6.9(e)(i)(B), Section 6.9(e)(i)(C) and Section 6.9(e)(i)(D) by (y) a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

               (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Preferred Shares are subject to Submitted Hold Orders), subject to the provisions of Section 6.9(e)(iii) and Section 6.9(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all Submitted Bids to the extent not accepted as provided in this clause
          (ii) shall be rejected:

          (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be deemed to be a Hold Order, thus entitling such Existing Holder to continue to hold the Preferred Shares that are the subject of such Submitted Bid;

          (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Preferred Shares that are the subject of such Submitted Bid; and

          (C) the Submitted Bid of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding Preferred Shares that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Preferred Shares then held by such Existing Holder subject to such
     Submitted  Bid or  Submitted  Sell Order and (2) the number of  Outstanding
     Preferred Shares obtained by multiplying (x) the difference between the Available Preferred Shares and the aggregate number of Outstanding
     Preferred Shares subject to Submitted Bids described in Section 6.9(e)(ii)(A) and Section 6.9(e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

               (iii) If, as a result of the procedures described in Section 6.9(e)(i) and Section 6.9(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share of the Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Preferred Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

               (iv) If, as a result of the procedures described in Section 6.9(e)(i) and Section 6.9(e)(ii), any Potential Holder would be entitled or required to purchase less than a whole Share of the Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate Shares for purchase among Potential Holders so that only whole Preferred Shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Preferred Shares on such Auction Date.

               (v) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Outstanding Preferred Shares to be purchased and the aggregate number of Outstanding Preferred Shares to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Shares to be purchased and such aggregate number of Shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Preferred Shares.

               (vi) In no circumstance shall an Existing Holder be required to sell Preferred Shares that are subject to a Hold Order submitted (or deemed to be submitted) by such Existing Holder.

          (f) Miscellaneous.

     The Board of Trustees may interpret the provisions of this Section 6.9 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not materially adversely affect the rights of Existing Holders of the Preferred Shares, and if such inconsistency, ambiguity or formal defect reflects an inaccurate provision hereof, the Board of Trustees may, in appropriate circumstances, amend this Section 6.9. An Existing Holder (A) may sell, transfer or otherwise dispose of Preferred Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 6.9 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the ownership of the Preferred Shares held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Fund nor any affiliated person of the Fund (as defined under the 1940 Act) other than Oppenheimer & Co., Inc. or any affiliate of the Fund's investment adviser, shall submit any Order in any Auction. All of the Outstanding Preferred Shares shall be represented by one certificate registered in the name of the nominee of the Securities Depository. Each such certificate shall bear a legend substantially to the effect that transfer of the Shares represented by such certificate is subject to the restrictions specified in this
Section 6.9(f). Neither the Fund nor any of its agents, including, without limitation, the Auction Agent, shall have any liability with respect to the failure of a Potential Holder, Existing Holder or Agent Member to deliver, or to pay for, Preferred Shares sold or purchased in an Auction or otherwise.

          (g) Headings of Subdivisions.

     The headings of the various subdivisions of this Section 6.9 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                  ARTICLE VII

                             Terms of Common Shares

     Section 7.1 Designation. A class of common shares of beneficial interest, without par value, is hereby designated "Common Shares" (the "Common Shares").

     Section 7.2 Common Shares.

               (i) The Common Shares shall rank junior to the Preferred Shares with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Declaration.

               (ii) Except as otherwise provided by law and the Declaration, the holders of the Common Shares shall be entitled to one vote for each Common Share on each matter submitted to a vote of the Shareholders of the Fund. The holders of the Common Shares and the holders of the Preferred Shares shall vote together as a single class except as hereinafter provided or to the extent otherwise required by the 1940 Act or the Declaration. (iii) After all accumulated and unpaid dividends upon all outstanding Preferred Shares for all previous dividend periods have been paid, and full dividends on all Outstanding Preferred Shares for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart therefor, then and not otherwise, dividends or other distributions may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the Preferred Shares.

               (iv) In the event of the dissolution, liquidation, or winding up of the Fund, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, to share ratably in all remaining assets of the Fund.

               (v) For so long as the Preferred Shares remain outstanding and are rated by Moody's, no dividends may be paid on the Common Shares unless immediately after such payment the applicable Eligible Asset Coverage requirement is met.

                                  ARTICLE VIII

                                 Net Asset Value

     The net asset value of the Fund's Common Shares will be determined at least once each week by dividing the value of all assets of the Fund (including accrued interest and dividends), less all liabilities (including accrued expenses and accumulated and unpaid dividends, including any additional dividends) and the aggregate liquidation preference of the outstanding Preferred Shares, by the total number of Common Shares outstanding.

     In valuing the Fund's portfolio, securities listed on an exchange or traded over-the-counter and quoted on the NASDAQ System will be valued at the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, at the last reported bid price reported on the day of valuation or the last bid price reported as of the close of business on the preceding Business Day. Over-the-counter securities not quoted on the NASDAQ System will be valued at the current bid price as obtained from two nationally recognized securities dealers which make markets in such securities or from a pricing service which has been approved by the Rating Agency. Securities for which reliable quotations are not readily available and other assets will be valued at their fair value as determined by or under the direction of the Board of Trustees. Auction rate preferred stocks have had a consistent history of trading in the secondary market at par value plus accrued dividends.
Accordingly, when reliable quotations are not available for auction rate preferred stocks, they will generally be valued at par plus accrued dividends, although a different value may be assigned due to changes in an issuer's creditworthiness or market conditions. Money market instruments with remaining maturities of 60 days or less will be valued at amortized cost.

     The market value of the Fund's assets in specific types of investments ("Eligible Assets") will be determined as set forth in the preceding paragraph, except that, for purposes of calculating the Eligible Asset Coverage, (i) Eligible Assets for which reliable quotations are not available will be valued at zero and (ii) Eligible Assets subject to call options written by the Fund will be valued at the lower of market value or the strike price of the option.

                                   ARTICLE IX

                                      Seal

     The seal of the Fund shall be in circular form and shall bear, in addition to any other emblem or device approved by the Trustees, the name of the Fund, the year of its organization and the words "Seal" and "Massachusetts." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Unless otherwise required by the Trustees, it shall not be necessary to place the seal on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Fund.

                                   ARTICLE X

                                   Fiscal Year

     Unless otherwise determined by the Trustees, the fiscal year of the Fund shall end on the last day of May in each year.

                                   ARTICLE XI

                                    Custodian

     All securities and other assets of the Fund shall be deposited in the safekeeping of a bank or trust company having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or of a member of a national securities exchange (as defined in the Securities Exchange Act of 1934), as the Trustees may from time to time determine.

                                  ARTICLE XII

                            Execution of Instruments

     Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Fund shall be signed or endorsed on behalf of the Fund by the Chairman, President, one of the Vice-Presidents or the Treasurer.

                                  ARTICLE XIII

                         Independent Public Accountants

     The firm of independent public accountants which shall sign or certify the financial statements of the Fund filed with the Securities and Exchange Commission shall be selected annually by the Trustees and ratified by the Shareholders in accordance with the provisions of the 1940 Act.

                                   ARTICLE XIV

                                   Amendments

     Except as otherwise provided herein, these By-Laws may be amended, altered or repealed by the affirmative vote of a majority of the Trustees at any regular or special meeting called for that purpose; provided, however, that no provision of these By-Laws authorizing any action by the Fund that requires the vote of the holders of any class of Shares or the holders of any series of Shares of any class may be amended, altered or repealed except by the affirmative vote of (x) the holders of at least the percentage of Shares of such class or series required to authorize the action specified therein and (y) the percentage of Trustees required to authorize the action specified therein or, if no such percentage is specified, a majority of the Trustees.

     Subject to the foregoing, these By-Laws may also be amended, altered or repealed at any meeting of the Shareholders at which a quorum is present or represented.

                         MOODY'S INDUSTRY CLASSIFICATION

1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition.

2.  Automobile:   Automotive   Equipment,   Auto-Manufacturing,    Auto   Parts
    Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables.

4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development.

6. Chemicals, Plastics and Rubber: Chemical (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paint, Varnish, Fabricating.

7.  Containers,  Packaging and Glass:  Glass,  Fiberglass,  Containers  made of:
    Glass, Metal, Paper, Plastic, Wood, or Fiberglass.

8. Personal and Non Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies.

9.  Diversified/Conglomerate Manufacturing.

10. Diversified/Conglomerate Service.

11. Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution, Mining and Sales.

12. Ecological:   Pollution  Control,  Waste  Removal,  Waste  Treatment,  Waste
    Disposal.

13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology.

14. Finance: Investment Brokerage, Leasing, Syndication, Securities.

15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers.

16. Grocery: Grocery Stores, Convenience Food Stores.

17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment.

18. Home and Office  Furnishings,  Housewares  and  Durable  Consumer  Products:
    Carpets, Floor Coverings, Furniture, Cooking, Ranges.

19. Hotels, Motels Inns and Gaming.

20. Insurance: Life, Property and Casualty, Broker, Agent, Surety.

21. Leisure, Amusement Motion Pictures Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution.

22. Machinery (Non-Agriculture, Non-Construction. Non-Electronic): Industrial, Machine Tools, Steam Generators.

23. Mining Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales.

24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling.

25. Personal, Food and Miscellaneous Services.

26. Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable, Broadcasting Equipment.

27. Cargo Transport: Rail, Shipping, Railroads, Railcar Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

28. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom.

29. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

30. Textiles and leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes.

31. Personal Transportation: Air, Bus, Rail, Car Rental.

32. Utilities: Electric, Water, Hydro Power, Gas, Diversified.

33. Sovereigns, Semi-Sovereigns Canadian Provincial Bonds and Supranational Agencies.

             DIFFERING DIVERSIFICATION GUIDELINES - HOW TO DIVERSIFY

ISSUER:

                                Non-Utility Max. Single  Non-Utility Max. Single
     Collateral Ratings[1]          Issuer(%) [3,4]          Issuer(%) [3,4]
------------------------------ ------------------------- -----------------------

"aaa," "Aaa"..................           100                       100
"aa," "Aa"....................            20                        20
"a," "A"......................            10                        10
CS, "baa," "Baa"[7]...........             6                         4
"Ba"..........................             4                         4
"B1"-"B2".....................             3                         3
"B3" ("Caa" subordinate)......             2                         2

INDUSTRY:

                                Non-Utility Max. Single  Non-Utility Max. Single
     Collateral Ratings[1]          Issuer(%) [4,5]          Issuer(%) [4,6]
------------------------------ ------------------------- -----------------------

"aaa," "Aaa"..................           100                       100
"aa," "Aa"....................            60                        60
"a," "A"......................            40                        50
CS, "baa," "Baa"[7]...........            20                        50
"Ba"..........................            12                        12
"B1"-"B2".....................             6                         6
"B3" ("Caa" subordinate)......             5                         5

STATE:

                                Non-Utility Max. Single  Non-Utility Max. Single
     Collateral Ratings[1]          Issuer(%) [3,5]          Issuer(%) [3,6]
------------------------------ ------------------------- -----------------------

"aaa".........................           n/a                       100
"aa"..........................           n/a                        20
"a"...........................           n/a                        10
CS, "baa"[7]..................           n/a                         7

ISSUE SIZE:

                                Non-Utility Max. Single  Non-Utility Max. Single
     Collateral Ratings[1]          Issuer(%) [3,4]          Issuer(%) [3,4]
------------------------------ ------------------------- -----------------------

"aaa," "Aaa"..................           100
"aa," "Aa"....................           100
"a," "A"......................           100
CS, "baa," "Baa"[7]...........           100

"Ba"..........................            50[2]
"Ba"-"B2".....................            50[2]
"B3" ("Caa" subordinate)......            50[2]

----------------

[1] Refers to the senior debt rating of collateral.

[2] Collateral bonds from issues ranging $50 million to $100 million are limited to 20% of the collateral pool.

[3] Companies subject to common ownership of 25% or more are considered as one name.

[4] Percentages represent a portion of the aggregate market value of the corporate portfolio.

[5] Industries are defined in accordance with Moody's industry classification set forth on page C-5 and C-6.

[6] Definition of industry refers to sub-industries (i.e. gas, electricity, etc.) in the case of preferred stock and common stock. Investments in sub-industries and corporate bonds must be added and are eligible only to the extent that the combined sum represents a percentage portion of the Eligible Assets less than or equal to the percentage limits in the diversification tables above.

[7] CS refers to common stock which is diversified independently from its rating level.

                                    EXHIBIT B

                               FUTURES AND OPTIONS

Types:

    Call and Put Options (purchased)

    Exchange-Traded Put and Covered Call Options (written)

    Exchange-Traded Futures


STIPULATIONS:

Moody's guidelines provide for the use of futures and options in a leveraged income fund. The following conditions must be met to permit options and futures in a structured transaction:

Call Options: The issuer may purchase call options and write only covered call options.

Put Options: The issuer may purchase or write put options.

Futures Contracts: Notwithstanding anything to the contrary in these By-laws or this Exhibit B, (i) the issuer may only enter into exchange-traded futures, and only where the exchange takes the opposite position of the contract and (ii) if the issuer enters a futures contract as seller, it must own the underlying security. Further, notwithstanding anything to the contrary in these By-laws or this Exhibit B, the Fund will (i) limit its transactions in futures contracts and written options thereon to those relating to U.S. treasury bonds and (ii) limit its transactions in future contracts sold so that the settlement value of the futures contract does not exceed 65% of the value of the preferred stock portion of the Eligible Assets of the Fund rated "baa3" by Moody's or 70% of the value of the Eligible Assets of the Fund rated "a", "aa" or "aaa" by Moody's and otherwise not hedged by a written call.

VARIATIONS:

Call Options on Futures Contracts: The issuer may purchase call options on future contracts. The issuer may also write call options on futures if it owns the futures contract subject to the option or (i) mark-to-market daily, (ii) count 105% of the market value of the underlying futures contract as a liability, and (iii) reverse its position in the option by the first business day of the month in which the option expires.

Put Options on Futures Contracts: The Fund may purchase or write put options on future contracts. When writing an option on futures where the contract requires delivery of a security, that security must be held by the Fund.

Index-Based Futures or Options Transactions: The Fund may hedge only Eligible Assets and shall close out its position by the fifth business day of the contract month. Contracts that expire on the first or second succeeding settlement dates are permitted. Using futures contracts to hedge portfolios must be in a manner consistent with Moody's guidelines from time to time. Use of other indices or underlying assets require written confirmation that the transaction will not adversely affect Moody's rating.

PORTFOLIO VALUATION - ASSETS:

Call Options: Purchased call option contracts will have no value for purposes of the valuation test. Written call options that are exchange-traded and "readily reversible" or will expire before the earliest possible redemption will be valued at the lower of the market value discounted for price volatility and exercise price of the option, otherwise they are assumed to have no value for the purposes of the valuation test.

Put Options: Purchased put option contracts will have no value for the purposes of the valuation test. The underlying asset of a written put option is valued at the lesser of the exercise price and the market value of the security discounted for price volatility.

Futures Contracts: The underlying security in a futures contract will be valued at the lower of the settlement price and the market value of the security discounted for price volatility. For contracts maturing before the earliest possible redemption date, the security may be valued at the settlement price, where the issuer is the seller, or at the market value discounted for price volatility, where the issuer is the purchaser.

PORTFOLIO VALUATION - LIABILITIES:

The following shall be included as liabilities:

1. 10% of the exercise price of a written call option.
2. The exercise price of any written put option.
3. 10% of the invoice price of assets sold under a futures contract.
4. The invoice price of assets purchased under a futures contract.
5. The invoice price on the underlying futures contract if the Fund writes put options on a futures contract.
6. 105% of the market value of the underlying futures contract for written call options futures where the Fund does not own the underlying contract.

ADDITIONAL STIPULATIONS:

1. The Fund may not engage in options and futures transactions for leveraging or speculative purposes.
2. The Fund may not write any anticipatory call options or sell anticipatory futures contracts pursuant to which the Fund hedges the anticipated purchase of an asset prior to the completion of such purchase.
3. The Fund may not enter into an option or futures transaction, unless, after giving effect to such transaction, the Fund would continue to be in compliance with the valuation test.
4. Assets in margin accounts are assumed to have no value for purposes of the valuation test.

5. The Fund may enter into only exchange-traded futures and shall write only exchange-traded options on exchanges approved by Moody's, currently the Chicago Board of Trade and the Financial Exchange.
6. In cases where delivery may be made with any of a class of securities, the shall assume that it takes delivery of that security which yields it the least value.
7. The Fund may not engage in forward contracts and will hedge only certain specified assets.
8. To the extent an asset is used to cover a particular option, futures contract or option on a futures contract, the Fund will not be able to use such asset to cover any additional option, future contract or option on a futures contract.
9. There shall be annual review by the Fund's accountants to confirm compliance with these guidelines.